AGREEMENT OF SALE AND PURCHASE
AMONG
CROSSING BUSINESS CENTER 1 AND 2 LLC,
a Delaware limited liability company,

CROSSING BUSINESS CENTER 7 LLC,
a Delaware limited liability company,

as Seller
AND
ALLEGIANT AIR, LLC,
a Nevada limited liability company,
as Purchaser

Dated as of
April 19, 2013

20289493.10

AGREEMENT OF SALE AND PURCHASE
THIS AGREEMENT OF SALE AND PURCHASE (this “Agreement”) is dated as of April 19, 2013 (the “Effective Date”), by and among CROSSING BUSINESS CENTER 1 AND 2 LLC, a Delaware limited liability company (“Office Seller”), CROSSING BUSINESS CENTER 7 LLC, a Delaware limited liability company (“Parking Seller” and together with Office Seller, collectively, “Seller”), and ALLEGIANT AIR, LLC, a Nevada limited liability company (“Purchaser”).
In consideration of the mutual promises, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. For purposes of this Agreement, the following capitalized terms have the meanings set forth in this Section 1.1:
“Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Purchaser or Seller, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
“Agreement” has the meaning ascribed to such term in the opening paragraph.
“Approved Construction Contract” has the meaning ascribed to such term in Section 5.7.
“Approved Parking Improvement Plans” has the meaning ascribed to such term in Section 7.1.
“Association Regulations” means all covenants, conditions, restrictions and developmental regulations imposed against the Property by all owner's associations (whether master or sub-associations) having rights of regulation and control over the Property.
“Assumed Service Contracts” has the meaning ascribed to such term in Section 2.2.
“Authorities” means the various governmental and quasi-governmental bodies or agencies having jurisdiction over Seller, the Real Property, the Improvements, or any portion thereof.
“Brokers” has the meaning ascribed to such term in Article XI.

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“Business Day” means any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. § 9601 et seq.), as amended by the Superfund Amendments Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), as the same may be amended.
“Certificate as to Foreign Status” has the meaning ascribed to such term in Section 10.3.
“Certifying Party” has the meaning ascribed to such term in Section 4.4.
“Closing” means the consummation of the purchase and sale of the Property contemplated by this Agreement, as provided in Article X.
“Closing Date” means the date that is the later of: (i) fifteen (15) days after the expiration of the Due Diligence Period, and (ii) five (5) business days after Purchaser receives written notice from Seller that Seller has provided to Purchaser all proof necessary to satisfy the Subdivision Requirement or such earlier date to which Purchaser and Seller may hereafter agree in writing.
“Closing Statement” has the meaning ascribed to such term in Section 10.4(a).
“Closing Surviving Obligations” means the covenants, rights, liabilities and obligations set forth in Sections 2.2, 4.8, 5.3, 5.5, 5.6, 7.2, 8.1 (subject to Section 16.1), 8.2, 10.4 (subject to the limitations therein), 13.3, 16.1, 17.2 and 17.15, and Article XI.
“Code” has the meaning ascribed to such term in Section 4.8.
“Completion Deadline” has the meaning ascribed to such term in Section 7.2.
“Curative Items” has the meaning ascribed to such term in Section 6.1.
“Deed” has the meaning ascribed to such term in Section 10.3.
“Deposit” has the meaning ascribed to such term in Section 3.3.
“Deposit Time” means 1:00 p.m. Pacific Time on the Business Day that immediately precedes the Closing Date.
“Due Diligence Materials” has the meaning ascribed to such term in Section 5.2(a).
“Due Diligence Period” means the period from the Effective Date through 5:00 p.m. Pacific time on the date that is thirty (30) days thereafter.

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“Effective Date” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Environmental Laws” means all federal, state and local environmental laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations issued by any Authorities and in effect as of the Effective Date with respect to or which otherwise pertain to or affect the Real Property or the Improvements, or any portion thereof, the use, ownership, occupancy or operation of the Real Property or the Improvements, or any portion thereof, or Purchaser, and as same have been amended, modified or supplemented from time to time prior to and are in effect as of the Effective Date, including but not limited to CERCLA, the Hazardous Substances Transportation Act (49 U.S.C. § 1802 et seq.), RCRA, the Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. § 11001 et seq.), the Radon and Indoor Air Quality Research Act (42 U.S.C. § 7401 note, et seq.), comparable state and local laws, and any and all rules and regulations which are in effect as of the Effective Date under any and all of the aforementioned laws.
“Escrow Instructions” has the meaning ascribed to such term in Section 4.1.
“Final Construction Contract” has the meaning ascribed to such term in Section 5.7.
“Floor Amount” has the meaning ascribed to such term in Section 16.1(b).
“General Contractor” has the meaning ascribed to such term in Section 5.7.
“General Conveyance” has the meaning ascribed to such term in Section 10.2.
“Governmental Regulations” means all laws, ordinances, rules and regulations of the Authorities applicable to Seller or Seller’s use and operation of the Real Property or the Improvements or any portion thereof.
“Hazardous Substances” means all (a) asbestos, radon gas, electromagnetic waves, urea formaldehyde foam insulation and transformers or other equipment that contains dielectric fluid containing polychlorinated biphenyls of 50 ppm or greater, (b) any solid, liquid, gaseous or thermal contaminant, including smoke vapor, soot, fumes, acids, alkalis, chemicals, waste, petroleum products or byproducts, asbestos, PCBs, phosphates, lead or other heavy metals, chlorine, or radon gas, (c) any solid or liquid wastes (including hazardous wastes), hazardous air pollutants, hazardous substances, hazardous chemical substances and mixtures, toxic substances, pollutants and contaminants, as such terms are defined in any Environmental Law, including, without limitation CERCLA, RCRA, the National Environmental Policy Act (42 U.S.C. § 4321 et seq.), the Hazardous Substances Transportation Act, the Toxic Substances Control Act, the Clean Water Act (33 U.S.C. § 1321 et seq.), the Clean Air Act, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such Laws have been amended and/or supplemented from time to time prior to the Effective Date, and any and all rules and regulations promulgated under any of the above, and (d) any other

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chemical, material or substance, the use or presence of which, or exposure to the use or presence of which, is prohibited, limited or regulated by any Environmental Laws, in effect as of or prior to the Effective Date or as the same may be amended or supplemented after the Effective Date.
“Holdback Agreement” has the meaning ascribed to such term in Section 7.2.
“Holdback Funds” has the meaning ascribed to such term in Section 7.2.
“Improvements” means all buildings, structures, fixtures, parking areas and other improvements owned by Seller and located on the Real Property.
“Licensee Parties” has the meaning ascribed to such term in Section 5.1(a).
“Licenses and Permits” means, collectively, all of Seller’s right, title and interest, to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained, in and to licenses, permits, certificates of occupancy, approvals and entitlements issued, approved or granted by the Authorities prior to Closing in connection with the Real Property, the Improvements and the Parking Improvements, together with all renewals and modifications thereof.
“Material Casualty” has the meaning ascribed to such term in Article IX.
“Material Taking” has the meaning ascribed to such term in Article IX.
“Non-Terminable Contracts” has the meaning ascribed to such term in Section 2.2.
“Office Parcel” means the land described on Exhibit A-1 attached hereto, together with all of Office Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights, water rights or other appurtenances to such land.
“Office Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Official Records” means the Official Records of Clark County, Nevada.
“Other Party” has the meaning ascribed to such term in Section 4.4.
“Parking Improvement Contracts” has the meaning ascribed to such term in Section 7.3.
“Parking Improvements” has the meaning ascribed to such term in Section 5.7.
“Parking Parcel” means the unimproved land substantially depicted on Exhibit A-2 attached hereto, having a total minimum capacity of 214 parking spaces, which Parking Parcel is required to be subdivided by Seller into a separate legal parcel prior to Closing, and which Parking

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Parcel shall be partially developed with the Parking Improvements for no less than 107 parking spaces after the Closing in accordance with the terms and conditions of this Agreement, together with all of Parking Seller’s right, title and interest in and to the streets, alleys and right-of-ways which abut such real property, and any easement rights, air rights, subsurface rights, development rights, water rights or other appurtenances to such land.
“Parking Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Permitted Exceptions” has the meaning ascribed to such term in Section 6.2.
“Permitted Outside Parties” has the meaning ascribed to such term in Section 5.2(b).
“Property” has the meaning ascribed to such term in Section 2.1.
“Proration Items” has the meaning ascribed to such term in Section 10.4.
“Purchase Price” has the meaning ascribed to such term in Section 3.1.
“Purchaser” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Purchaser’s Information” has the meaning ascribed to such term in Section 5.2(c).
“Purchaser’s Title Notice” has the meaning ascribed to such term in Section 6.1.
“RCRA” means the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, and as further amended.
“Real Property” means the Office Parcel and the Parking Parcel.
“Reporting Person” has the meaning ascribed to such term in Section 4.8(a).
“Restrictive Covenant Agreement” has the meaning ascribed to such term in Section 17.16.
“Seller” has the meaning ascribed to such term in the opening paragraph of this Agreement.
“Seller’s Cap Amount” has the meaning ascribed to such term in Section 16.1(b).
“Seller’s Title Notice” has the meaning ascribed to such term in Section 6.1.
“Service Contracts” means all of Seller’s right, title and interest in all service agreements, maintenance contracts, warranties, guarantees, bonds and other contracts for the

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provision of labor, services, materials or supplies relating solely to the Real Property, or Improvements and under which Seller is currently paying for services rendered in connection with the Property, as listed and described on Exhibit B attached hereto, together with all renewals, supplements, amendments and modifications thereof, and any new such agreements entered into after the Effective Date, to the extent permitted by Section 7.1(d).
“Subdivision Requirement” has the meaning ascribed to such term in 7.1(e).
“Termination Surviving Obligations” means the rights, liabilities and obligations set forth in Sections 5.2, 5.3, 5.6, 12.1, 13.3, 17.2 and 17.15 and Article XI.
“Title Company” means Chicago Title Agency of Nevada.
“Title Objections” has the meaning ascribed to such term in Section 6.1.
“Title Policy” has the meaning ascribed to such term in Section 6.2.
“Title Report” has the meaning ascribed to such term in Section 6.1.
“To Seller’s Knowledge” means the present actual (as opposed to constructive or imputed) knowledge of Douglas H. Metzler, Brett Norton and Jim Bonham, without any duty of investigation or inquiry whatsoever. Such individuals are named in this Agreement solely for the purpose of establishing the scope of Seller’s knowledge. Such individuals shall not be deemed to be a party to this Agreement nor to have made any representations or warranties hereunder, and there shall be no liability of or recourse against such individual for any of Seller’s representations and warranties hereunder (and Purchaser hereby waives any liability of or recourse against such individual).
Section 1.2    References; Exhibits and Schedules. Except as otherwise specifically indicated, all references in this Agreement to Articles or Sections refer to Articles or Sections of this Agreement, and all references to Exhibits or Schedules refer to Exhibits or Schedules attached hereto, all of which Exhibits and Schedules are incorporated into, and made a part of, this Agreement by reference. The words “herein,” “hereof,” “hereinafter” and words and phrases of similar import refer to this Agreement as a whole and not to any particular Section or Article.
ARTICLE II
AGREEMENT OF PURCHASE AND SALE
Section 2.1    Property. Seller hereby agrees to sell, convey and assign to Purchaser, and Purchaser hereby agrees to purchase and accept from Seller, on the Closing Date and subject to the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
(a)    the Real Property;
(b)    the Improvements; and

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(c)    all of Seller’s right, title and interest, if any, in, to and under the Assumed Service Contracts elected to be assumed by Purchaser (as set forth in Section 2.2 below), and all Licenses and Permits, in each case to the extent assignable without the necessity of consent or approval, or if consent or approval is required, to the extent any necessary consent or approval has been obtained.
Section 2.2    Assumption of Obligations. Prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller of those Service Contracts it desires to assume at the Closing (the “Assumed Service Contracts”). Prior to the Closing, if permitted under the applicable Service Contract, Seller shall terminate all Service Contracts that are not Assumed Service Contracts; provided, however, in no event shall Seller be required to terminate any Service Contracts (i) where such termination would result in a default under such Service Contract, (ii) where Seller would incur any expense in connection with such termination; or (iii) which by their terms are not terminable prior to the Closing or otherwise not terminable without payment by Seller of a penalty, charge or premium (“Non-Terminable Contracts”). If any Service Contract that Purchaser requests to be terminated pursuant to this Section 2.2 cannot be effectively terminated until after the Closing Date (e.g., a Service Contract may include a termination notice period that extends beyond the Closing Date), such Service Contract shall be deemed a Non-Terminable Contract and Purchaser shall assume such Service Contract as of the Closing until such termination becomes effective (without causing Seller to be in default under the applicable Service Contract) in accordance with the terms and conditions of such Service Contract. The Assumed Contracts and the Non-Terminable Contracts, if any, shall be assumed by Purchaser as of the Closing. As additional consideration for the purchase and sale of the Property, Purchaser hereby assumes as of the Closing all covenants, duties, liabilities and obligations of Seller or Seller’s predecessor(s) in title under the Assumed Service Contracts, the Non-Terminable Contracts, and Licenses and Permits assigned to Purchaser arising or accruing on or after the Closing. Purchaser hereby indemnifies, defends, and holds Seller and its Affiliates harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) asserted against or incurred by Seller or its Affiliates and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 2.2. The provisions of this Section 2.2 shall fully survive the Closing without limitation.
ARTICLE III
PURCHASE PRICE; DEPOSIT
Section 3.1    Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be TWELVE MILLION THREE HUNDRED FORTY-NINE THOUSAND NINE HUNDRED FIVE AND NO/100 DOLLARS ($12,349,905.00) in lawful currency of the United States of America, payable as provided in this Article III.
Section 3.2    Method of Payment of Purchase Price. No later than the Deposit Time, Purchaser will deposit in escrow with the Title Company the Purchase Price, less the Deposit and subject to the adjustments described in Section 10.4, together with all other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement, by wire transfer of immediately available funds to an account to be designated by the Title Company. No later than

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12:00 noon Pacific Time on the Closing Date: (a) Purchaser will cause the Title Company to (i) pay to Seller by wire transfer of immediately available funds to an account to be designated by Seller, the Purchase Price (subject to adjustments described in Section 10.4), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (ii) pay to all appropriate payees the other costs and amounts to be paid by Purchaser at Closing pursuant to the terms of this Agreement; and (b) Seller will direct the Title Company to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
Section 3.3    Deposit. Within three (3) business days after the Effective Date, Purchaser shall deposit with the Title Company, in good funds immediately collectible by the Title Company, the sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000.00) (the “Deposit”) to be held in escrow by the Title Company pursuant to the terms of this Agreement. All interest earned on the Deposit during the period that the Deposit is held in escrow by the Title Company shall be added to, and considered as a part of, the Deposit.
ARTICLE IV
ESCROW
Section 4.1    Escrow Instructions. Article IV of this Agreement constitutes the escrow instructions of Seller and Purchaser to the Title Company with regard to the Deposit and the Closing (the “Escrow Instructions”). By its execution of the joinder attached hereto, the Title Company agrees to be bound by the provisions of this Article IV. If the Title Company requires additional instructions the parties agree to execute such additional instructions as reasonably requested by Title Company and that do not materially modify the terms of this Agreement. In the event of any conflict between this Agreement and such additional escrow instructions, this Agreement will control.
Section 4.2    Purchase Price and Documents Deposited into Escrow. On or before the Deposit Time, (a) Purchaser will cause the Purchase Price, less the Deposit, and subject to the prorations provided for in Section 10.4 and the Closing costs to be paid by Purchaser, to be transferred to the Title Company’s escrow account, (b) Purchaser will deliver in escrow to the Title Company the documents required to be delivered to escrow under Section 10.2 below, and (c) Seller will deliver in escrow to the Title Company the documents required to be delivered to escrow under Section 10.3 below.
Section 4.3    Close of Escrow. Provided that the Title Company has not received from Seller or Purchaser any written termination notice as described and provided for in Section 4.4 (or if such a notice has been previously received, provided that the Title Company has received from such party a withdrawal of such notice), when Purchaser and Seller have delivered the documents required by Section 4.2, the Title Company will:
(a)    if applicable and when required, file with the Internal Revenue Service (with copies to Purchaser and Seller) the reporting statement required under Section 6045(e) of the Internal Revenue Code and Section 4.8;

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(b)    insert the date of Closing as the date of any document delivered to the Title Company undated, and assemble counterparts into single instruments and attach exhibits to any incomplete documents;
(c)    disburse to Seller, by wire transfer to Seller of immediately available federal funds, in accordance with wiring instructions to be obtained by the Title Company from Seller, all sums to be received by Seller from Purchaser at the Closing, comprised of the Purchase Price (but reserving the Holdback Funds to be held in Escrow) as adjusted in accordance with the provisions of this Agreement;
(d)    record the Deed and the Restrictive Covenant Agreement in the Official Records and obtain conformed copies of the recorded Deed and Restrictive Covenant Agreement for delivery to Purchaser and to Seller following recording;
(e)    issue to Purchaser the Title Policy required by Section 6.2 of this Agreement;
(f)    deliver to Seller, in addition to Seller’s Closing proceeds, all documents deposited with the Title Company for delivery to Seller at the Closing; and
(g)    deliver to Purchaser (i) all documents deposited with the Title Company for delivery to Purchaser at the Closing and (ii) any funds deposited by Purchaser in excess of the amount required to be paid by Purchaser pursuant to this Agreement (other than the Holdback Funds, which shall be retained by the Title Company in accordance with the Holdback Agreement).
Section 4.4    Termination Notices. If at any time the Title Company receives a certificate of either Seller or Purchaser (for purposes of this Section 4.4, the “Certifying Party”) stating that: (a) the Certifying Party is entitled to receive the Deposit pursuant to the terms of this Agreement, and (b) a copy of the certificate was delivered as provided herein to the other party (for purposes of this Section 4.4, the “Other Party”) prior to or contemporaneously with the giving of such certificate to the Title Company, then, unless the Title Company has then previously received, or receives within five (5) Business Days after receipt of the Certifying Party’s certificate, contrary instructions from the Other Party, the Title Company, within two (2) Business Days after the expiration of the foregoing five (5) Business Day period, will deliver the Deposit to the Certifying Party, and thereupon the Title Company will be discharged and released from any and all liability hereunder. If the Title Company receives contrary instructions from the Other Party within five (5) Business Days following the Title Company’s receipt of said certificate, the Title Company will not so deliver the Deposit, but will continue to hold the same pursuant hereto, subject to Section 4.5.
Section 4.5    Indemnification of Title Company. If this Agreement or any matter relating hereto becomes the subject of any litigation or controversy, Purchaser and Seller jointly and severally, shall hold Title Company free and harmless from any loss or expense, including reasonable attorneys’ fees, that may be suffered by it by reason thereof other than as a result of Title Company’s gross negligence or willful misconduct. In the event conflicting demands are made or notices served upon Title Company with respect to this Agreement, or if there is uncertainty as to the meaning or applicability of the terms of this Agreement or the Escrow Instructions, Purchaser

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and Seller expressly agree that the Title Company shall be entitled to file a suit in interpleader and to obtain an order from the court requiring Purchaser and Seller to interplead and litigate their several claims and rights among themselves. Upon the filing of the action in interpleader and the deposit of the Deposit with the court, the Title Company will be fully released and discharged from any further obligations imposed upon it by this Agreement after such deposit.
Section 4.6    Maintenance of Confidentiality by Title Company. Except as may otherwise be required by law or by this Agreement, Title Company will maintain in strict confidence and not disclose to anyone the existence of this Agreement, the identity of the parties hereto, the amount of the Purchase Price, the provisions of this Agreement or any other information concerning the transactions contemplated hereby, without the prior written consent of Purchaser and Seller in each instance.
Section 4.7    Investment of Deposit. Title Company will invest and reinvest the Deposit in an interest-bearing account at a commercial bank reasonably acceptable to Seller, Purchaser and Title Company. The investment of the Deposit will be at the sole risk of Purchaser and no loss on any investment will relieve Purchaser of its obligations to pay to Seller as liquidated damages the original amount of the Deposit as provided in Article XIII, or of its obligation to pay the Purchase Price. All interest earned on the Deposit shall be the property of Purchaser and will be reported to the Internal Revenue Service as income until such time as Seller is entitled to the Deposit pursuant to this Agreement. Purchaser shall provide the Title Company with a taxpayer identification number and pay all income taxes due by reason of interest accrued on the Deposit.
Section 4.8    Designation of Reporting Person. In order to assure compliance with the requirements of Section 6045 of the Internal Revenue Code of 1986, as amended (for purposes of this Section 4.8, the “Code”), and any related reporting requirements of the Code, the parties hereto agree as follows:
(a)    The Title Company (for purposes of this Section 4.8, the “Reporting Person”), by its execution hereof, hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Code.
(b)    Seller and Purchaser each hereby agree:
(i)    to provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and
(ii)    to provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W-9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalties of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.

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(c)    Each party hereto agrees to retain this Agreement for not less than four years from the end of the calendar year in which Closing occurred, and to produce it to the Internal Revenue Service upon a valid request therefor.
The addresses for Seller and Purchaser are as set forth in Article XIV hereof, and the real estate subject to the transfer provided for in this Agreement is described in Exhibit A-1 and Exhibit A-2.
ARTICLE V
INSPECTION OF PROPERTY
Section 5.1    Entry and Inspection.
(a)    From and after the Effective Date, but subject to the terms and provisions of this Agreement, Seller will permit Purchaser and its authorized agents and representatives (collectively, the “Licensee Parties”) the right to enter upon the Real Property at all reasonable times during normal business hours to perform inspections of the Property. Purchaser will provide to Seller written notice of the intention of Purchaser or the other Licensee Parties to enter the Real Property at least twenty-four (24) hours prior to such intended entry and specify the intended purpose therefor and the inspections and examinations contemplated to be made. At Seller’s option, Seller may be present for any such entry or inspection. Notwithstanding anything to the contrary contained herein, no invasive testing, boring or sampling shall be conducted during any such entry by Purchaser or any Licensee Party upon the Real Property without Seller’s specific prior written consent, which consent may be withheld, delayed or conditioned in Seller’s sole and absolute discretion. Seller shall have the right to require Purchaser to provide Seller with a written testing plan in reasonable detail in order to allow Seller a reasonable opportunity to evaluate such proposal. If Purchaser or the other Licensee Parties undertake any borings or other disturbances of the soil, the soil shall be recompacted to its condition as existed immediately before any such borings or other disturbances were undertaken. If Purchaser or any Licensee Party takes any sample from the Real Property in connection with any testing, Purchaser shall, upon the request of Seller, provide to Seller a portion of such sample being tested to allow Seller, if it so chooses, to perform its own testing.
(b)    Subject to the obligations set forth in Section 5.3 below, the Licensee Parties shall have the right to communicate directly with the Authorities for any good faith reasonable purpose in connection with the transaction contemplated by this Agreement (so long as such communications can be conducted without disclosing that a sale of the Property is contemplated); provided, however, Purchaser shall provide Seller at least forty-eight (48) hours prior written notice of Purchaser’s intention to communicate with any Authorities and Seller shall have the right to participate in any such communications.
Section 5.2    Document Review.
(h)    For purposes of this Agreement, “Due Diligence Materials” means all documents, materials or other information made available by Seller to Purchaser pertaining to the Property or Seller. Within five (5) Business Days of the Effective Date of this Agreement, Seller shall provide to Purchaser all documentation relating to the Property to the extent such documentation is in Seller’s possession or reasonable control, including, but not limited to:

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(i)    complete copies of all Service Contracts affecting any portion of the Property;
(ii)    all maintenance records for the Improvements;
(iii)    a copy of all expense statements for the year 2012;
(iv)    copies of all written warranties, if any, in effect pertaining to the Improvements or personal property;
(v)    the property tax bills and assessments for the Property, and any personal property tax bills through June 2013, as well as all tax appeal applications, inclusive of any appraisals and documentation incident to the Seller's appeal of tax assessment for the Property;
(vi)    all property condition or engineering reports relating to the physical condition of the Improvements, which were commissioned by Seller;
(vii)    copies of all utility bills for the provision of all utilities supplied to the Property, including, but not limited to electricity, gas, water, telephone and sewer, for the prior six (6) months; and
(viii)    copies of all invoices and billings from owner's associations.
(i)    Purchaser acknowledges that any and all of the Due Diligence Materials are confidential and shall be provided to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Subject only to the provisions of Article XII, Purchaser agrees not to disclose the contents of the Due Diligence Materials or any other documents, materials or other information that Purchaser may receive with respect to the Property, or any of the provisions, terms or conditions contained therein, to any party outside of Purchaser’s organization other than its attorneys, consultants, partners, accountants, lenders or investors (collectively, the “Permitted Outside Parties”), unless required by applicable law, in which case Purchaser shall promptly give Seller written notice prior to such disclosure. Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Due Diligence Materials and other documents or materials that Purchaser may receive with respect to the Property, will be disclosed and exhibited only to those persons within Purchaser’s organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser’s acquisition of the Property. Purchaser agrees not to divulge the contents of the Due Diligence Materials or any other documents, materials or other information that Purchaser receives with respect to the Property, except in strict accordance with the confidentiality standards set forth in this Section 5.2 and Article XII. In permitting Purchaser and the Permitted Outside Parties to review the Due Diligence Materials, Seller does not waive any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver.

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(j)    Purchaser will return to Seller all copies of the Due Diligence Materials and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser before or after the execution of this Agreement, in connection with Purchaser’s inspection of the Property (collectively, “Purchaser’s Information”) not later than ten (10) days following any termination of this Agreement.
(k)    Purchaser acknowledges that some of the Due Diligence Materials may have been prepared by third parties and/or prepared prior to Seller’s ownership of the Property. Purchaser hereby acknowledges that, except as expressly provided in Section 8.1 below, Seller has not made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Due Diligence Materials or the sources thereof (whether prepared by Seller, Seller’s Affiliates or any other person or entity). Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Due Diligence Materials and is providing the Due Diligence Materials solely as an accommodation to Purchaser.
(l)    Notwithstanding any provision of this Agreement to the contrary, no termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.2, all of which shall survive the termination of this Agreement.
Section 5.3    Entry and Inspection Obligations.
(a)    Purchaser agrees that in entering upon and inspecting or examining the Property, Purchaser and the other Licensee Parties shall not: (i) unreasonably interfere with the operation and maintenance of the Property; (ii) damage any part of the Property or any personal property owned or held by Seller or any other person or entity; (iii) injure or otherwise cause bodily harm to Seller or its agents, guests, invitees, contractors and employees, or to any other person or entity; (iv) permit any liens to attach to the Property by reason of the exercise of Purchaser’s rights under this Article V; or (v) reveal or disclose the Due Diligence Materials or any other documents, materials or other information obtained concerning the Property or Seller to anyone outside Purchaser’s organization, except in accordance with the confidentiality standards set forth in Section 5.2(b) and Article XII or applicable law. Purchaser shall also: (I) maintain and cause those entering the Property to maintain commercial general liability insurance issued by a financially responsible insurance company (at least an A- / VII rating in the most recent edition of Best’s Insurance Guide) having limits of no less than $2,000,000.00 per occurrence (inclusive of excess umbrella coverage), and on terms (including contractual indemnity coverage with respect to the indemnity in Section 5.3(b)) and in amounts satisfactory to Seller covering any matter arising in connection with the presence or activities of Purchaser or the other Licensee Parties on the Property, and that names Seller as an additional insured; prior to any entry onto the Property, Purchaser shall deliver to Seller a certificate of insurance verifying such coverage; (II) promptly pay when due the costs of all inspections, entries, samplings and tests and examinations done with regard to the Property; and (III) promptly restore the Property to its condition as existed immediately prior to any such inspection, investigations, examinations, entries, samplings and tests, but in no event later than five (5) days after the damage occurs. All insurance required pursuant to clause (II) of the immediately preceding sentence shall be primary in relation to any insurance carried by Seller, shall contain a

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full waiver of subrogation clause, and shall be written on an occurrence (and not a claims made) basis.
(b)    Purchaser hereby indemnifies, defends and holds Seller and its agents, officers, directors, employees, successors, assigns and Affiliates harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, and obligations, together with all losses, penalties, costs and expenses relating to any of the foregoing (including but not limited to court costs and reasonable attorneys’ fees) arising out of any inspections, investigations, examinations, entries, samplings or tests conducted by Purchaser or any Licensee Party, whether prior to or after the date hereof, with respect to the Property or arising out of any violation of the provisions of this Section 5.3.
(c)    Notwithstanding any provision of this Agreement to the contrary, neither the Closing nor a termination of this Agreement will terminate Purchaser’s obligations pursuant to this Section 5.3, all of which obligations shall survive the termination of this Agreement.
Section 5.4    Right of Termination. Purchaser shall have the right to terminate this Agreement by written notice to Seller at any time prior to the expiration of the Due Diligence Period if Purchaser disapproves the Due Diligence Materials or any aspect of or matter pertaining to the Property. Such right of disapproval may be for cause or no cause, which shall be in the sole and absolute discretion of Purchaser. If Purchaser fails to terminate this Agreement by written notice to Seller prior to the expiration of the Due Diligence Period, then Purchaser shall be deemed to have approved the Property and the Due Diligence Materials and Purchaser shall have no further right to terminate the Agreement pursuant to this Section 5.4.
Section 5.5    Sale “As Is”. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AFFILIATES, AGENTS OR REPRESENTATIVES, AND PURCHASER HEREBY ACKNOWLEDGES THAT NO SUCH REPRESENTATIONS OR WARRANTIES HAVE BEEN MADE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 8.1 HEREOF (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OF ITS AFFILIATES NOR ANY OTHER PERSON IS MAKING, ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, INCLUDING BUT NOT LIMITED TO (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (D) ANY RIGHTS OF PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF

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CONSIDERATION, (E) ANY CLAIM BY PURCHASER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN, OR UNKNOWN, OR LATENT, WITH RESPECT TO THE REAL PROPERTY OR THE IMPROVEMENTS, (F) THE FINANCIAL CONDITION OR PROSPECTS OF THE PROPERTY, (G) THE COMPLIANCE OR LACK THEREOF OF THE REAL PROPERTY OR THE IMPROVEMENTS WITH GOVERNMENTAL REGULATIONS, OR (H) THE STATUS OF ANY ENTITLEMENTS FOR THE DEVELOPMENT OF FUTURE IMPROVEMENTS ON THE REAL PROPERTY, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH TO THE CONTRARY IN SECTION 8.1 OF THIS AGREEMENT (AS LIMITED BY SECTION 16.1 OF THIS AGREEMENT), THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. Purchaser represents that it is relying solely on its own judgment and the expertise of Purchaser’s consultants in purchasing the Property. Prior to the expiration of the Due Diligence Period, Purchaser represents and agrees that it will have conducted such inspections, investigations and other independent examinations of the Property and related matters as Purchaser deems necessary, including but not limited to the physical and environmental conditions thereof, and will rely upon same and not upon any statements of Seller (excluding the specific matters represented by Seller in Section 8.1 hereof, as limited by Section 16.1 of this Agreement) or of any Affiliate, officer, director, employee, agent, broker or attorney of Seller. Purchaser acknowledges that all information obtained by Purchaser was obtained from a variety of sources and Seller will not be deemed to have represented or warranted the completeness, truth or accuracy of any of the Due Diligence Materials or other such information heretofore or hereafter furnished to Purchaser. Upon Closing, Purchaser will assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser’s inspections and investigations. Purchaser further hereby assumes the risk of changes in applicable Environmental Laws relating to past, present and future environmental health conditions on, or resulting from the ownership or operation of, the Property. Purchaser acknowledges and agrees that upon Closing, Seller will sell and convey to Purchaser, and Purchaser will accept the Property, “AS IS, WHERE IS,” with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property, by Seller, an Affiliate of Seller, any agent of Seller or any third party. Seller is not liable or bound in any manner by any oral or written statements, representations or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically and expressly set forth in this Agreement. Purchaser acknowledges that the Purchase Price reflects the “AS IS, WHERE IS” nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser, with Purchaser’s counsel, has fully reviewed the disclaimers and waivers set forth in this Agreement, and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement, and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth in this Agreement. The terms and conditions of this Section 5.5 will expressly survive the Closing and will not merge with the provisions of any closing documents.
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Purchaser Initials

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Section 5.6    Purchaser’s Release of Seller.
(a)    Seller Released From Liability. Purchaser, on behalf of itself and its partners, members, shareholders, officers, directors, agents, employees and Affiliates, hereby releases Seller and Seller’s Affiliates from any and all liability, responsibility and claims arising out of or related to the condition (including, without limitation, the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Substances that have been or may in the future be determined to be toxic, hazardous or otherwise subject to regulation and that may require treatment, handling, removal or remediation under current or future federal, state or local laws, regulations or guidelines), valuation, salability, utility or other aspect of the Property or the Due Diligence Materials, or the suitability of the Property for any purpose whatsoever, except to the extent of Seller’s liability under this Agreement for a material inaccuracy of any of Seller’s representations under Section 8.1 of this Agreement (as limited by Section 16.1) or Seller’s fraud. Without limiting the foregoing, except to the extent of Seller’s liability under this Agreement for a material inaccuracy of any of Seller’s representations under Section 8.1 of this Agreement (as limited by Section 16.1) or Seller’s fraud, Purchaser specifically releases Seller and Seller’s Affiliates from any claims Purchaser may have against Seller and/or Seller’s Affiliates now or in the future pertaining to or arising from the environmental condition of the Property or the presence of Hazardous Substances or contamination on or emanating from the Property. The foregoing waivers and releases by Purchaser shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
California Civil Code Section 1542 provides as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
By initialing this section, Purchaser acknowledges that it has read, is familiar with, and waives the provisions of California Civil Code Section 1542 set forth above and any similar provisions under Nevada law, and agrees to all of the provisions of this Section 5.6(a).
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Purchaser Initials
(b)    Purchaser’s Waiver of Objections. Purchaser acknowledges that prior to the expiration of the Due Diligence Period it will have inspected the Property, observed its physical characteristics and existing conditions and had the opportunity to conduct such investigations and studies on and of said Property and adjacent areas as it deems necessary, and excepting only Seller’s responsibility for any breach of the warranties and representations contained in Section 8.1 of this Agreement (as limited by Section 16.1 of this Agreement) or Seller’s fraud, Purchaser hereby waives any and all objections to or complaints (including but not limited to actions based on federal, state or common law and any private right of action under CERCLA, RCRA or any other state and federal law to which the Property is or may be subject) against Seller, its Affiliates, or their respective

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officers, directors, employees or agents regarding physical characteristics and existing conditions, including without limitation structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Substances on, under, adjacent to or otherwise affecting the Property or related to prior uses of the Property.

(c)    Assumption of Risk. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental, safety or health conditions on, or resulting from the ownership or operation of, the Property, and the risk that adverse physical characteristics and conditions, including without limitation the presence of Hazardous Substances or other substances, may not be revealed by its investigation.
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Purchaser Initials
(d)    Survival. The provisions of this Section 5.6 shall survive either (i) the Closing and shall not be deemed merged into the provisions of any closing documents, or (ii) any termination of this Agreement.
Section 5.7    Parking Improvement Construction Contract. On or before the date that is ten (10) days after the Effective Date, Seller shall deliver to Purchaser the proposed form of the construction agreement to be entered into between Purchaser and a locally-licensed general contractor selected by Seller (in its sole and absolute discretion) (the “General Contractor”) for the construction of a surface parking lot on the eastern half of the Parking Parcel as shown on the site plan attached hereto as Exhibit A-2 consisting of a total of 107 parking spaces consistent with the design and development standards set forth in the applicable Association Regulations and applicable law (collectively, the “Parking Improvements”). Seller and Purchaser shall use reasonable efforts to agree upon the final form of such construction agreement (the “Approved Construction Contract”) prior to the expiration of the Due Diligence Period. On or before the Closing in accordance with Sections 10.2 and 10.3 of this Agreement, (i) Purchaser shall execute, and deliver in escrow to the Title Company, a counterpart of the final form of the construction contract negotiated by Seller with the General Contractor so long as such contract is in substantially the form of the Approved Construction Contract (the “Final Construction Contract”), and (ii) Seller shall cause the General Contractor to execute, and deliver in escrow to the Title Company, a counterpart of the Final Construction Contract.
ARTICLE VI
TITLE AND SURVEY MATTERS
Section 6.1    Title Report. Purchaser shall obtain from Title Company a preliminary title report (the “Title Report”) concerning the Real Property and Improvements. Purchaser acknowledges that the Title Report may identify matters pertaining to the land adjacent to the Parking Parcel that is a part of the same legal parcel due to the fact that such land has not yet been subdivided from the Parking Parcel. Purchaser shall have until the date that is twenty-five (25) days after the Effective Date to provide written notice to Seller (“Purchaser’s Title Notice”)

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of any matters affecting or relating to title to the Real Property and Improvements, including any survey matters, that are not satisfactory to Purchaser in its sole and absolute discretion (collectively, the “Title Objections”). If Purchaser does not deliver Purchaser’s Title Notice by the foregoing date, Purchaser shall be deemed to have approved the condition of title to the Property as disclosed by the Title Report. In the event that Purchaser delivers Purchaser’s Title Notice, within four (4) days after receipt of Purchaser’s Title Notice, Seller shall notify Purchaser (“Seller’s Title Notice”) of those Title Objections that Seller agrees to use its commercially reasonable efforts to cure prior to the Closing (the “Curative Items”). The cure by Seller of the Curative Items shall be a condition precedent to Purchaser’s obligations with respect to the Closing. On or prior to the expiration of the Due Diligence Period, Purchaser shall notify Seller in writing of either its approval of Seller’s Title Notice (in which case any Title Objections not included in Seller’s Title Notice as Curative Items shall be deemed approved by Purchaser and shall constitute Permitted Exceptions) or its election to terminate this Agreement. If Purchaser does not notify Seller of its termination of the Agreement prior to the expiration of the Due Diligence Period, then Purchaser shall be deemed to have approved Seller’s Title Notice. In the event of the termination of this Agreement by Purchaser as provided above, the Deposit shall be returned to Purchaser, and neither party shall thereafter have any further rights, obligations or liability hereunder except with respect to provisions hereof which by their express terms survive a termination of this Agreement. Notwithstanding any contrary provision hereof, or whether or not Purchaser makes Title Objections, Seller must remove any lien, judgment or other monetary claim against the Real Property and Improvements or otherwise cause Title Company to provide coverage against, any monetary liens (other than non-delinquent taxes or assessments or any liens caused or suffered by Purchaser) that encumber the Real Property and Improvements as of the Closing Date.
Section 6.2    Permitted Exceptions. As a condition to the Closing, Title Company shall issue (or irrevocably commit to issue) to Purchaser a 2006 ALTA owner’s policy of title insurance (“Title Policy”) in the amount of the Purchase Price, insuring Purchaser’s fee simple title to the Real Property and Improvements, subject only to those matters (the “Permitted Exceptions”) affecting or relating to title: (a) shown in the Title Report, except for those items that were objected to by Purchaser in Purchaser’s Title Notice and included as Curative Items in Seller’s Title Notice that was approved (or deemed approved) by Purchaser; (b) matters that would be disclosed by an ALTA survey of the Property, except for items objected to by Purchaser in Purchaser’s Title Notice and included as Curative Items in Seller’s Title Notice that was approved (or deemed approved) by Purchaser; (c) liens for taxes, assessments and governmental charges with respect to the Property not yet due and payable; (d) applicable zoning regulations and ordinances and other governmental laws, ordinances and regulations; and (e) other matters approved by Purchaser in writing. Purchaser shall be responsible for providing Title Company with any survey required by Title Company to issue such coverage or may elect a survey exception to remain on the Title Policy.
ARTICLE VII
SELLER COVENANTS
Section 7.1    Interim Covenants. Seller covenants to Purchaser as follows:

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(d)    Operations. From and after the expiration of the Due Diligence Period, Seller shall not make any alterations or improvements to the Real Property and Improvements, except to the extent required by applicable law or except with the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole and absolute discretion.
(e)    Maintain Insurance. From the Effective Date until Closing, Seller shall maintain fire and extended coverage insurance on the Improvements which is at least equivalent in all material respects to Seller’s insurance policies covering the Improvements as of the Effective Date.
(f)    No Leases. From the Effective Date until Closing, Seller shall not enter into any lease or other occupancy agreement pertaining to the Real Property or Improvements that will be binding upon Purchaser after the Closing.
(g)    Service Contracts. From and after the expiration of the Due Diligence Period, Seller shall not enter into any service contract that will be binding upon Purchaser after the Closing, except with the prior written consent of Purchaser, which consent may be withheld by Purchaser in its sole and absolute discretion.
(h)    Subdivision Requirement. On or before the Closing, Parking Seller shall (at its sole cost and expense) provide proof of the following (collectively, the “Subdivision Requirement”): (i) prepare and record a Record of Survey or other subdivision map to subdivide the Parking Parcel into a separate legal parcel and obtain any necessary approvals from any Authorities in connection therewith, if any; (ii) prepare plans necessary to cause the construction of the Parking Improvements (as defined below) on the Parking Parcel, which plans shall be approved by Purchaser; provided, however, Purchaser (a) shall not unreasonably withhold, condition or delay such approval, (b) shall have five (5) Business Days from Purchaser’s receipt of such plans to review and approve of such plans, and if Purchaser fails to respond within such five (5) Business Day period, Purchaser shall be deemed to have approved of such plans, and (c) shall not have the right to disapprove of any such plans so long as such plans provide a total of 107 surface parking spaces and are consistent with any applicable development and design standards required by the Association Regulations (the “Approved Parking Improvement Plans”); (iii) obtain all necessary zoning, use or other discretionary approvals from Authorities for the Parking Improvements, if any; and (iv) obtain all necessary approvals for the Parking Improvements required by the Association Regulations (including any architectural review committees).
Section 7.2    Post-Closing Parking Improvements; Holdback. If the Closing occurs, on or before the date that is 180 days after the Closing Date (the “Completion Deadline”), Parking Seller shall (at its sole cost and expense) cause the substantial completion of the Parking Improvements by the General Contractor under the Final Construction Contract. At Closing, Seller, Purchaser and Title Company shall execute and deliver an escrow holdback agreement in the form attached hereto as Exhibit D (“Holdback Agreement”), which will specify the terms under which Title Company will retain in escrow from the sale proceeds due to Seller at Closing an amount equal to One Hundred Twenty-Five Percent (125%) of the guaranteed maximum price under the Final Construction Contract (the “Holdback Funds”) to be released in monthly progress payments for the construction of the Parking Improvements and the twenty-five percent (25%) cushion (to the

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extent not applied to the construction of the Parking Improvements) to be released to Seller upon the substantial completion of the Parking Improvements. Notwithstanding any contrary provision of this Agreement, the Completion Deadline shall be extended on a day-for-day basis for each day of any delay in completing the Parking Improvements that is caused by any event or condition beyond the reasonable control of Seller, including inclement weather or shortage of materials. If Seller has not caused the substantial completion of the Parking Improvements by the Completion Deadline, Purchaser shall be entitled, but not obligated, upon fifteen (15) days prior written notice to Seller and if Seller does not cause the completion of the Parking Improvements within such 15-day period, to undertake the cure of any remaining Parking Improvements and in connection therewith, Purchaser shall be entitled to have released to it the entire remaining balance of the Holdback Funds. Thereafter, Seller shall have no further right to coordinate the construction of the Parking Improvements with the General Contractor and shall have no right of offset to the Holdback Funds for Parking Improvements completed (“Parking Improvement Termination”). This Section 7.2 shall survive the Closing.
Section 7.3    Parking Improvement Contracts. All contracts entered into after the Closing for the Parking Improvements, including, without limitation, the Final Construction Contract (collectively, the “Parking Improvement Contracts”) shall be in the name of Purchaser (or the then Parking Parcel owner), but so long as there is no Parking Improvement Termination: (i) the payment obligations therein shall be satisfied out of the Holdback Funds, and (ii) Parking Seller shall have the sole right to coordinate the construction of the Parking Improvements with the General Contractor, and interact with and approve the work of the third parties retained by Purchaser under the Parking Improvement Contracts, on behalf of Purchaser (or the then Parking Parcel owner) so long as such development work is consistent with the Approved Parking Improvement Plans. Notwithstanding the foregoing, Purchaser shall be solely responsible for the cost of any change orders initiated by Purchaser (or the then Parking Parcel owner) under any Parking Improvement Contracts, and the Holdback Funds shall not be used for any costs in connection with such Purchaser-initiated change orders. From and after the Closing (except in the event of a Parking Improvement Termination), Parking Seller, its agents and contractors shall have full access to and may enter upon the Parking Parcel to coordinate the construction of the Parking Improvements with the General Contractor in accordance with this Section 7.3. This Section 7.3 shall survive the Closing.

ARTICLE VIII
REPRESENTATIONS AND WARRANTIES
Section 8.1    Seller’s Representations and Warranties. The following constitute the sole representations and warranties of Seller. Subject to the limitations set forth in Article XVI of this Agreement, Office Seller and Parking Seller (jointly and severally) represent and warrant to Purchaser the following as of the Effective Date and the Closing Date:
(a)    Status. Seller is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business in the State of Nevada.

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(b)    Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller, and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Seller and the performance by Seller of Seller’s obligations under this Agreement do not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transaction contemplated hereby (other than in connection with the Subdivision Requirement).
(e)    Suits and Proceedings. To Seller’s Knowledge as of the Effective Date, there are no legal actions or lawsuits pending or threatened against Seller pertaining to the Property or Seller, which if adversely determined would materially adversely affect Seller’s ability to perform Seller’s obligations under this Agreement.
(f)    Non-Foreign Entity. Seller is not a “foreign person” or “foreign corporation” as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(g)    No Tenants. To Seller’s Knowledge, there are no leases, licenses, options, first rights of refusal or offer, or occupancy agreements affecting the Real Property or Improvements to which Seller is a party and which will be binding upon the Real Property and Improvements after the Closing (other than Seller’s engineering office which will be vacated prior to Closing).
(h)    Service Contracts. To Seller’s Knowledge as of the Effective Date, Exhibit B attached hereto constitutes all of the currently effective Service Contracts under which Seller is currently paying for services rendered in connection with the Property.
(i)    Condemnation. To Seller’s Knowledge, there are no threatened or pending annexation, condemnation, or other proceedings pending or proposed affecting any part of the Property.
(j)    No Violations of Law. To Seller’s Knowledge, there are not any uncured violations of Federal, State, or municipal laws, ordinances, orders, regulations or requirements affecting any portion of the Property, excluding the Americans with Disabilities Act.
Section 8.2    Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller the following:

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(a)    Status. Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Nevada.
(b)    Authority. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Purchaser and its constituent owners and/or beneficiaries and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors’ rights generally.
(c)    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Authority or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
(d)    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transaction contemplated hereby.
ARTICLE IX
CONDEMNATION AND CASUALTY
In the event that prior to the Closing any portion of the Real Property or Improvements is taken or notice is given to Seller of a proposed taking pursuant to eminent domain proceedings or the Improvements are materially damaged or destroyed by any casualty, Seller shall give Purchaser prompt written notice of the same after Seller’s discovery thereof. Seller shall have no obligation to repair or replace (or cause to be repaired or replaced) any such damage, destruction or taken property, and Purchaser shall have no right to terminate this Agreement by reason thereof, except as expressly provided in this Article IX. Except to the extent any condemnation proceeds or insurance proceeds are (x) attributable to loss of use of the Property or other items applicable to any period prior to the Closing, or (y) required for collection or repair costs incurred by Seller prior to the Closing, at Closing Seller shall (i) assign to Purchaser all claims respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty, as applicable, and (ii) provide a credit to Purchaser in an amount equal to the deductibles for such insurance, less any repair costs incurred by Seller prior to the Closing.
Notwithstanding the foregoing provisions of this Article IX, in the event that prior to the Closing eminent domain proceedings are commenced or notice is provided to Seller concerning such impending proceedings for the condemnation of the Real Property or Improvements (or a portion thereof), and such condemnation constitutes a Material Taking (as defined below), then Purchaser shall have the right to terminate this Agreement by written notice to Seller within ten (10) days after receipt of written notice from Seller of such condemnation or impending proceedings.

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For purposes hereof, a “Material Taking” means a taking that will materially impair the use or operation of the Real Property and Improvements after the completion of any repairs to the balance of the Real Property and Improvements for Purchaser's intended purpose, the cost of which are reimbursed from the condemnation proceeds to be received by Purchaser.
Notwithstanding the foregoing provisions of this Article IX, in the event that prior to the Closing the Improvements are damaged or destroyed by a Material Casualty (as defined below), then Purchaser shall have the right to terminate this Agreement by written notice to Seller within ten (10) days after receipt of written notice from Seller of such casualty. For purposes hereof, a “Material Casualty” shall mean a casualty that causes damage the repair cost of which exceeds twenty-five percent (25%) of the Purchase Price.
In the event of the termination of this Agreement by Purchaser pursuant to this Article IX, Purchaser shall be entitled to the return of the Deposit, and neither party shall have any further rights or obligations accruing under this Agreement after the date of such termination, except with respect to the Termination Surviving Obligations.
ARTICLE X
CLOSING
Section 10.1    Closing. The Closing of the sale of the Property by Seller to Purchaser shall occur on the Closing Date through the escrow established with the Title Company; provided, however, if all of the Subdivision Requirement is not satisfied by Seller on or before the date this is 180 days after the expiration of the Due Diligence Period (the “Outside Date”), Purchaser shall thereafter be entitled to terminate this Agreement by written notice to Seller and Title Company, in which event Purchaser will receive from the Title Company the Deposit and Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations. The Closing shall occur in accordance with the terms and provisions of this Article X, it being understood that the performance or tender of performance of all matters set forth in this Article X are mutually concurrent conditions which may be waived by the party for whose benefit they are intended.
Section 10.2    Purchaser’s Closing Obligations. At least one (1) Business Day prior to the Closing Date, Purchaser, at its sole cost and expense, shall deliver the following items in escrow with the Title Company pursuant to Section 4.3, for delivery to Seller at Closing as provided herein:
(d)    the Purchase Price, after all adjustments are made at the Closing as herein provided, by wire transfer of immediately available funds, in accordance with the terms and provisions of Article III;
(e)    a counterpart of the General Conveyance and Assignment and Assumption substantially in the form attached hereto as Exhibit E (the “General Conveyance”) duly executed by Purchaser;
(f)    a counterpart of the Holdback Agreement duly executed by Purchaser;

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(g)    a counterpart of the Restrictive Covenant Agreement duly executed and acknowledged by Purchaser;
(h)    a counterpart of the Final Construction Contract duly executed by Purchaser;
(i)    evidence reasonably satisfactory to Seller that the person executing the Closing documents on behalf of Purchaser has full right, power, and authority to do so;
(j)    any Authority required transfer declaration forms (including, without limitation, the Nevada Declaration of Value Form); and
(k)    such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement.
Section 10.3    Seller’s Closing Obligations. Seller, at its sole cost and expense, will deliver (i) the following items (a) through (i), inclusive, in escrow with the Title Company pursuant to Section 4.3, and (ii) upon consummation of the Closing, Seller shall deliver the following items (j) and (k) to Purchaser at the Property:
(a)    a grant deed substantially in the form attached hereto as Exhibit F (the “Deed”), duly executed and acknowledged by Seller conveying to Purchaser the Real Property and the Improvements subject only to the Permitted Exceptions, which Deed shall be delivered to Purchaser by the Title Company agreeing to cause the same to be recorded in the Official Records;
(b)    a counterpart of the General Conveyance duly executed by Seller;
(c)    a counterpart of the Holdback Agreement duly executed by Seller;
(d)    a counterpart of the Restrictive Covenant Agreement duly executed and acknowledged by Seller and Seller’s Affiliates with are parties thereto;
(e)    a counterpart of the Final Construction Contract duly executed by the General Contractor;
(f)    evidence reasonably satisfactory to Title Company and Purchaser that the person executing the Closing documents on behalf of Seller has full right, power and authority to do so;
(g)    a certificate in the form attached hereto as Exhibit G (“Certificate as to Foreign Status”) certifying that Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended;
(h)    any Authority required transfer declaration forms (including, without limitation, the Nevada Declaration of Value Form);
(i)    such other documents as may be reasonably necessary or appropriate to effect the consummation of the transactions which are the subject of this Agreement;

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(j)    originals (or copies as available) of all Licenses and Permits and Assumed Service Contracts assigned to Purchaser, to the extent in Seller’s possession;
(k)    all keys to the Improvements in Seller’s possession; and
(l)    all documentation received by Seller in connection with the satisfaction of the Subdivision Requirement, including, without limitation, a conformed copy of the Record of Survey or other subdivision map (or an original if such map is to be recorded by the Title Company immediately prior to the Deed), final construction plans and entitlement approvals (if any).
Section 10.4    Prorations. Seller and Purchaser agree to adjust, as of 11:59 p.m. on the day immediately preceding the date of the Closing (the “Proration Time”), the following (collectively, the “Proration Items”): real estate and personal property taxes and assessments which are required to be paid for the calendar year in which the Closing occurs, utility bills (except as hereinafter provided), any revenues from rents or other sources (if any), and operating expenses payable by the owner of the Property. Seller will be charged and credited for the amounts of all of the Proration Items relating to the period up to and including the Proration Time, and Purchaser will be charged and credited for all of the Proration Items relating to the period after the Proration Time. The estimated Closing prorations shall be set forth on a preliminary closing statement to be prepared by Seller and submitted to Purchaser for Purchaser’s approval (which approval shall not be unreasonably withheld, delayed or conditioned) prior to the Closing (the “Closing Statement”). The Closing Statement, once agreed upon, shall be signed by Purchaser and Seller and delivered to the Title Company for purposes of making the preliminary proration adjustment at Closing, subject to the final reconciliation after Closing as set forth below. The preliminary prorations shall be paid at Closing by Purchaser to Seller (if the preliminary prorations result in a net credit to Seller) or by Seller to Purchaser (if the preliminary prorations result in a net credit to Purchaser) by increasing or reducing the amount of Purchase Price funds to be delivered by Purchaser at the Closing. If the actual amounts of the Proration Items are not known as of the Proration Time, the prorations shall be made at Closing on the basis of the best evidence then available; thereafter, when actual figures are received, re-prorations shall be made on the basis of the actual figures, and a final cash settlement shall be made between Seller and Purchaser. No prorations shall be made in relation to insurance premiums and Seller’s insurance policies shall not be assigned to Purchaser. Final readings and final billings for utilities shall be made if possible as of the Proration Time, in which event no proration shall be required with respect to utility bills. Seller shall be entitled to the return of all deposits presently in effect with the utility providers, and Purchaser shall be obligated to make its own arrangements for deposits with the utility providers. A final reconciliation of Proration Items shall be made by Purchaser and Seller within ninety (90) days following the Closing. The provisions of this Section 10.4 will survive the Closing for six (6) months.
Section 10.5    Delivery of Real Property. Upon completion of the Closing, Seller will deliver to Purchaser possession of the Real Property and Improvements, subject to the Permitted Exceptions.
Section 10.6    Costs of Title Company and Closing Costs. Costs of the Title Company and other Closing costs incurred in connection with the Closing shall be allocated as follows:

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(a)    Purchaser shall pay (i) any premium and other costs for the Title Policy including the cost of any endorsements or upgrades (other than endorsements payable by Seller pursuant to Section 10.6(b) below); (ii) all premiums and other costs for any lender policy of title insurance, including but not limited to any endorsements; (iii) the costs associated with any survey of the Real Property and Improvements (other than as required in connection with the Subdivision Requirement); (iv) Purchaser’s attorney’s fees; (v) all of the Title Company’s escrow and closing fees, if any; (vi) all recording fees; (vii) all documentary transfer taxes or any other transfer taxes; and (viii) any broker commissions due to Purchaser’s Broker;
(b)    Seller will pay (i) the cost to cure a Curative Item that Seller agrees to cause to be cured as a condition to Closing; (ii) Seller’s attorneys’ fees; (iii) all reasonable costs to satisfy the Subdivision Requirement, and (iv) out of the Holdback Funds, all construction costs for Parking Improvements after the Closing;
(c)    any other costs and expenses of Closing not provided for in this Section 10.6 shall be paid by Purchaser; and
(d)    if the Closing does not occur on or before the Closing Date for any reason whatsoever, the costs incurred through the date of termination will be borne by the party incurring same.
The terms and conditions of this Section 10.6 shall survive the Closing or any termination of this Agreement.
ARTICLE XI
BROKERAGE
Purchaser agrees to pay to Advisory Services, LLC (“Purchaser’s Broker”) a real estate commission at Closing (but only in the event that the Closing occurs under this Agreement) pursuant to a separate agreement between Purchaser and Broker. Seller may pay a real estate commission at Closing to CB Richard Ellis (together with Purchaser’s Broker, the “Brokers”). Regardless of whether Seller pays a commission to CB Richard Ellis, Purchaser shall have no obligation to pay or set aside purchase proceeds for the payment of any such commission, and Seller hereby agrees to indemnify, defend and hold Purchaser harmless for any claim of commission from such broker. Other than as stated in the first sentence of this Article XI, each party represents to the other that no real estate brokers, agents or finders’ fees or commissions are due or will be due or arise in connection with the execution of this Agreement or consummation of this transaction by reason of the acts of such party, and each party shall indemnify, defend and hold the other party harmless from any brokerage or finder’s fee or commission claimed by any person based on the acts of or communications with the indemnifying party for or on account of this Agreement or the transactions contemplated hereby. The provisions of this Article XI shall survive any Closing or termination of this Agreement.
ARTICLE XII
CONFIDENTIALITY

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Section 12.1    Confidentiality. Each of Seller and Purchaser acknowledges and agrees that, unless and until the Closing occurs, the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same will be held in the strictest confidence by each of them and will not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, directors, investors, partners, directors and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder or as otherwise required by applicable law. Purchaser further acknowledges and agrees that, until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Both before and after the Closing, no public announcements or press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof shall be disseminated by either party or any representative of either party without the express prior written approval of the other party. Nothing contained in this Article XII will preclude or limit either party to this Agreement from disclosing or accessing any information otherwise deemed confidential under this Article XII in connection with that party’s enforcement of its rights following a disagreement hereunder, or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with governmental authorities required by reason of the transactions provided for herein pursuant to an opinion of counsel. The provisions of this Article XII will survive any termination of this Agreement.
ARTICLE XIII
REMEDIES
Section 13.1    Default by Seller. In the event the Closing of the purchase and sale transaction provided for herein does not occur as herein provided by reason of any default of Seller, Purchaser may, as Purchaser’s sole and exclusive remedy, elect by notice to Seller within ten (10) Business Days following the scheduled Closing Date, either of the following: (a) terminate this Agreement, in which event Purchaser will receive from the Title Company the Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations; or (b) seek to enforce specific performance of the Agreement, and in either event, Purchaser hereby waives all other remedies, including without limitation, any claim against Seller for damages of any type or kind including, without limitation, consequential or punitive damages. Failure of Purchaser to make the foregoing election within the foregoing ten (10) Business Day period shall be deemed an election by Purchaser to terminate this Agreement and receive from the Title Company the Deposit, whereupon Seller and Purchaser will have no further rights or obligations under this Agreement, except with respect to the Termination Surviving Obligations. Notwithstanding the foregoing, nothing contained in this Section 13.1 will limit Purchaser’s remedies at law, in equity or as herein provided in the event of a breach by Seller of any of the Closing Surviving Obligations after Closing or the Termination Surviving Obligations after termination.
Section 13.2    DEFAULT BY PURCHASER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN DO NOT OCCUR AS PROVIDED HEREIN BY REASON OF ANY DEFAULT OF PURCHASER, PURCHASER AND SELLER AGREE IT WOULD BE IMPRACTICAL AND EXTREMELY

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DIFFICULT TO FIX THE DAMAGES WHICH SELLER MAY SUFFER. PURCHASER AND SELLER HEREBY AGREE THAT (I) AN AMOUNT EQUAL TO THE DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT SELLER WOULD SUFFER IN THE EVENT PURCHASER DEFAULTS AND FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY, AND (II) SUCH AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR PURCHASER’S DEFAULT AND FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY, AND WILL BE SELLER’S SOLE AND EXCLUSIVE REMEDY (WHETHER AT LAW OR IN EQUITY) FOR ANY DEFAULT OF PURCHASER RESULTING IN THE FAILURE OF CONSUMMATION OF THE CLOSING, WHEREUPON THIS AGREEMENT WILL TERMINATE AND SELLER AND PURCHASER WILL HAVE NO FURTHER RIGHTS OR OBLIGATIONS HEREUNDER, EXCEPT WITH RESPECT TO THE TERMINATION SURVIVING OBLIGATIONS. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION 13.2 HEREIN WILL LIMIT SELLER’S REMEDIES AT LAW, IN EQUITY OR AS HEREIN PROVIDED IN THE EVENT OF A BREACH BY PURCHASER OF ANY OF THE CLOSING SURVIVING OBLIGATIONS OR THE TERMINATION SURVIVING OBLIGATIONS.
_______________    ______________
Purchaser Initials    Seller Initials
Section 13.3    Consequential and Punitive Damages. Each of Seller and Purchaser waive any right to sue the other for any consequential or punitive damages for matters arising under this Agreement. This Section 13.3 shall survive Closing or termination of this Agreement.
ARTICLE XIV
NOTICES
All notices or other communications required or permitted hereunder will be in writing, and will be given by (a) personal delivery, or (b) professional expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, return receipt requested, or (d) facsimile or electronic transmission (providing that such transmission is confirmed by the sender by expedited delivery service in the manner previously described), sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee will have designated by written notice sent in accordance herewith and will be deemed to have been given either at the time of personal delivery, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery on a Business Day at the address or in the manner provided herein, or, in the case of facsimile or electronic transmission, upon receipt if on a Business Day and, if not on a Business Day, on the next Business Day. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement will be as follows:
To Purchaser:
Allegiant Air, LLC
8360 S. Durango Drive

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Las Vegas, Nevada 89113
Attn: Keith Hansen
Tel: (702) 719-8105
Email: keith.hansen@allegiantair.com

With a copy to:
Richard L. Tobler, Esq.
Richard L. Tobler, Ltd.
3654 N. Rancho Drive, Suite 102
Las Vegas, Nevada 89130
Tel: (702) 256-6000
Fax: (702) 256-2248
Email: rltltd@hotmail.com

To Seller:
Crossing Business Center 1 and 2 LLC
Crossing Business Center 7 LLC
c/o Hines Interests Limited Partnership
444 South Flower Street, Suite 2100
Los Angeles, California 90071
Attn: Douglas H. Metzler and Brett Norton
Fax: (213) 629-1423

With a copy to:

Munger, Tolles & Olson LLP
355 South Grand Avenue, Suite 3500
Los Angeles, California 90071
Attn: Misty M. Sanford, Esq.
Facsimile: (213) 683-5110
Email: misty.sanford@mto.com

ARTICLE XV
ASSIGNMENT AND BINDING EFFECT
Section 15.1    Assignment; Binding Effect. Purchaser shall have no right to assign this Agreement without the prior written consent of Seller in its sole and absolute discretion. Notwithstanding the foregoing to the contrary, Purchaser may assign this Agreement to an Affiliate of Purchaser without Seller’s prior written consent; provided that no such assignment shall release Purchaser from its obligations or liabilities under this Agreement and such assignee shall expressly, unconditionally and fully assume, without modification, this Agreement and all of the obligations and liabilities of Purchaser hereunder in writing, and shall confirm in writing that all representations and warranties set forth in Section 8.2 are true and correct with respect to such assignee. Further, at Closing, Purchaser may nominate an entity that is wholly-owned by Purchaser to take title to the

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Property. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective successors and permitted assigns and nominees, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.

ARTICLE XVI
LIMITATION ON SELLER’S LIABILITY
Section 16.1    Survival of Seller’s Representations and Warranties; Limitation on Seller’s Liability.
(a)    Notwithstanding any contrary provision of this Agreement, the representations and warranties of Seller set forth in Section 8.1 and Seller’s liability under Section 8.1 will survive the Closing for a period of nine (9) months, and Seller shall have no liability with respect to the breach of any representation or warranty unless Purchaser commences legal action with respect to such breach within such nine (9)-month period.
(b)    Notwithstanding any contrary provision of this Agreement, the maximum aggregate liability of Seller for any breach of the express representations and warranties set forth in Section 8.1 shall be $500,000 (“Seller’s Cap Amount”). If the Closing occurs, Purchaser hereby expressly waives, relinquishes and releases any right or remedy available to it at law, in equity or under this Agreement to make a claim against Seller for damages that Purchaser may incur, as the result of any of Seller’s representations or warranties being untrue, inaccurate or incorrect if Purchaser’s damages as a result of such representations or warranties being untrue, inaccurate or incorrect are reasonably estimated to aggregate less than $50,000 (“Floor Amount”); provided that in no event will Seller’s liability or the damages of any kind obtained by Purchaser as a result of such claim exceed the Seller’s Cap Amount. Notwithstanding the foregoing, the amounts which may be owed by Seller to Purchaser or for which Seller is responsible with respect to Article IX (Condemnation and Casualty), Section 10.4 (Prorations), and Article XI (Brokerage) shall not be counted towards the calculation of or limited by the Seller’s Cap Amount nor shall they be obligated to meet or be limited by the Floor Amount. Notwithstanding any contrary provision of this Agreement, the Floor Amount or Seller’s Cap Amount shall not apply in the event of Seller’s fraud or intentional misrepresentation.
(c)    Notwithstanding any contrary provision of this Agreement, if as of the expiration of the Due Diligence Period Purchaser has knowledge of the breach by Seller of any representation, warranty or covenant of Seller under this Agreement, then unless Purchaser elects to terminate this Agreement prior to the expiration of the Due Diligence Period, such breach shall be deemed waived by Purchaser and Seller shall have no liability to Purchaser with respect thereto. In addition, notwithstanding any contrary provision of this Agreement, if as of the Closing Purchaser has knowledge of any breach by Seller of any representation, warranty or covenant of Seller under this Agreement and Purchaser elects to consummate the Closing, then as of the consummation of

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the Closing such breach shall be deemed waived by Purchaser and Seller shall have no liability to Purchaser with respect thereto.
(d)    The Closing Surviving Obligations will survive Closing without limitation unless a specified survival period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing but will be merged into the documents delivered at the Closing. The Termination Surviving Obligations shall survive termination of this Agreement without limitation unless a specified survival period is otherwise provided in this Agreement.
ARTICLE XVII
MISCELLANEOUS
Section 17.1    Waivers. No waiver of any breach of any covenant or provisions contained herein will be deemed a waiver of any preceding or succeeding breach thereof or of any other covenant or provision contained herein. No extension of time for performance of any obligation or act will be deemed an extension of the time for performance of any other obligation or act.
Section 17.2    Recovery of Certain Fees. In the event a party hereto files any action or suit against another party hereto by reason of any breach of any of the covenants, agreements or provisions contained in this Agreement, then in that event the prevailing party shall be entitled to recover from the other party all attorneys’ fees and costs resulting therefrom, subject, however, in the case of Seller, to the limitations set forth in Section 16.1 above.. For purposes of this Agreement, the term “attorneys’ fees” or “attorneys’ fees and costs” shall mean all court costs and the fees and expenses of counsel to the parties hereto, which may include printing, duplicating and other expenses, air freight charges, and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney, and the costs and fees incurred in connection with the enforcement, perfection or collection of any judgment obtained in any such proceeding. The provisions of this Section 17.2 shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment.
Section 17.3    Time of Essence. Seller and Purchaser hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof.
Section 17.4    Construction. Headings at the beginning of each article and section are solely for the convenience of the parties and are not a part of this Agreement. Whenever required by the context of this Agreement, the singular will include the plural and the masculine will include the feminine and vice versa. This Agreement will not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. All exhibits and schedules referred to in this Agreement are attached and incorporated by this reference, and any capitalized term used in any exhibit or schedule which is not defined in such exhibit or schedule will have the meaning attributable to such term in the body of this Agreement. In the event the date on which

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Purchaser or Seller is required to take any action under the terms of this Agreement is not a Business Day, the action will be taken on the next succeeding Business Day.
Section 17.5    Counterparts. To facilitate execution of this Agreement, this Agreement may be executed in multiple counterparts, each of which, when assembled to include an original signature or signature by facsimile or email (in “.pdf” format) for each party contemplated to sign this Agreement, will constitute a complete and fully executed agreement. All such fully executed original or facsimile or “.pdf” counterparts will collectively constitute a single agreement.
Section 17.6    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Agreement will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
Section 17.7    Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof, and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument, signed by the party to be charged or by its agent duly authorized in writing, or as otherwise expressly permitted herein. By executing this Agreement the representatives of each of the parties represent and warrant that they have read the entire Agreement, understand its terms and that those terms accurately reflect the contract between the parties.
Section 17.8    Governing Law. THIS AGREEMENT SHALL BE CONSTRUED, PERFORMED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.
Section 17.9    No Recording. The parties hereto agree that neither this Agreement nor any affidavit concerning it will be recorded.
Section 17.10    Further Actions. The parties agree to execute such instructions to the Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
Section 17.11    No Other Inducements. The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
Section 17.12    Exhibits. Exhibits A through H, inclusive, are incorporated herein by this reference.

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Section 17.13    No Partnership. Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, it being the intention of the parties to merely create the relationship of seller and purchaser with respect to the Property to be conveyed as contemplated hereby.
Section 17.14    Limitations on Benefits. It is the explicit intention of Purchaser and Seller that no person or entity other than Purchaser and Seller and their permitted successors and assigns is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, Purchaser and Seller or their respective successors and assigns as permitted hereunder. Nothing contained in this Agreement shall under any circumstances whatsoever be deemed or construed, or be interpreted, as making any third party (including, without limitation, Brokers) a beneficiary of any term or provision of this Agreement or any instrument or document delivered pursuant hereto, and Purchaser and Seller expressly reject any such intent, construction or interpretation of this Agreement.
Section 17.15    Exculpation. In no event whatsoever shall recourse be had or liability asserted against any of the shareholders, partners, managers and members of Seller, and the shareholders, partners and members of any constituent shareholders, partners and members of Seller, and the trustees, officers, directors, employees, agents and Affiliates of each of the foregoing for a claim against the Seller. Such parties assume no personal liability for any obligations (direct or indirect) entered into on behalf of Seller under this Agreement and the Closing documents.
Section 17.16    Post-Closing Restrictive Covenant. At the Closing, the parties and certain affiliates of Seller shall enter in a separate agreement in the form attached hereto as Exhibit H (the “Restrictive Covenant Agreement”), which agreement will run with the land and restrict Purchaser and any of its successors and assigns for a period of five (5) years from the Closing Date as follows: (a) the Real Property (or any portion thereof) shall not be leased or subleased to any other party (other than to an Affiliate of the original Purchaser); (b) the Parking Parcel shall only be used as a surface parking lot for automobiles and for no other use, and (c) no habitable permanent improvements may be constructed on the Real Property. The Restrictive Covenant Agreement shall be recorded against the Real Property in the Official Records at the Closing.
[SIGNATURES ON NEXT PAGE]

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IN WITNESS WHEREOF, Seller and Purchaser have entered into this Agreement as of the Effective Date.
PURCHASER:

ALLEGIANT AIR, LLC,
a Nevada limited liability company

By:     /s/ Scott Sheldon
Name:     Scott Sheldon                                            Title:     CFO and Senior Vice President

SELLER:

CROSSING BUSINESS CENTER 1 AND 2 LLC, a Delaware limited liability company

By:     /s/ James C. Buie, Jr.
Name: James C. Buie, Jr.                                        Its: Authorized Signatory
CROSSING BUSINESS CENTER 7 LLC, a Delaware limited liability company

By:     /s/ James C. Buie, Jr.
Name: James C. Buie, Jr.                                         Its: Authorized Signatory

S-1

JOINDER BY TITLE COMPANY
First American Title Insurance Company, referred to in this Agreement as the “Title Company,” hereby acknowledges that it received this Agreement and accepts the obligations of the Title Company as set forth herein.
Chicago Title Agency of Nevada
By:    /s/ Jennifer Reinink
Name:    Jennifer Reinink
Title:    Vice President

S-2

EXHIBIT A-1

LEGAL DESCRIPTION OF OFFICE PARCEL

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EXHIBIT A-2

PARKING PARCEL SITE PLAN

See attached.

20289493.10    A-2-1

EXHIBIT B
LIST OF SERVICE CONTRACTS
None.

20289493.10    B-1

EXHIBIT C
INTENTIONALLY OMITTED

20289493.10    C-1

EXHIBIT D
FORM OF HOLDBACK AGREEMENT
HOLDBACK ESCROW INSTRUCTIONS
THESE HOLDBACK ESCROW INSTRUCTIONS (“these “Escrow Instructions”) are dated as of ____________, _______ by and between CROSSING BUSINESS CENTER 7 LLC, a Delaware limited liability company (“Seller”), and ________________________, a ______________ (“Buyer”), with respect to the following facts:
RECITALS
A.    Seller and Allegiant Air, LLC, a Nevada limited liability company, Buyer’s predecessor-in-interest, entered into that certain Agreement of Sale and Purchase dated as of April ___, 2013 (the “Purchase Contract”), pursuant to which Seller is selling to Buyer certain real property located in Las Vegas, Nevada and more particularly described in the Purchase Contract.
B.    The Purchase Contract requires that a portion of the Purchase Price under the Purchase Contract in the amount of $__________________ (the “Escrowed Funds”), which amount consists of 125% of the [guaranteed maximum price] under that certain construction contract between Buyer and __________ (the “Contractor”), dated as of April __, 2013 (the “Construction Contract”), be retained in escrow by Chicago Title Agency of Nevada (“Escrow Agent”) at the Closing for payments to be made pursuant to the terms of the Construction Contract and any remaining funds be returned to Seller as sale proceeds in accordance with the terms and conditions set forth herein.
C.    Seller and Buyer desire to enter into these Escrow Instructions to confirm the retention by Escrow Agent of the Escrowed Funds and to set forth the terms and conditions under which the Escrowed Funds will be held and disbursed by Escrow Agent.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:
AGREEMENT
1.    Capitalized Terms. Except as otherwise expressly defined herein, all capitalized terms used in these Escrow Instructions shall have the meanings given such terms in the Purchase Contract.
2.    Retention of Escrowed Funds. Seller hereby instructs Escrow Agent to retain the Escrowed Funds from the sale proceeds due to Seller at the Closing under the Purchase Contract and to deposit the Escrowed Funds into an interest-bearing escrow account (the “Escrow Account”), which shall be administered in accordance with the terms and provisions of these Escrow

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Instructions. All interest earned on the funds in the Escrow Account shall be added to and considered a part of the Escrowed Funds.
3.    Disbursement of Escrowed Funds. After Closing, the Escrowed Funds shall be disbursed to the payee or payees designated by Seller to persons or parties who are entitled to payment in monthly progress payments equal to the costs for the construction of the Parking Improvements in accordance with the Purchase Contract set forth in each monthly payment application submitted by Seller simultaneously to Escrow Agent and Buyer pertaining to the on-going construction of the Parking Improvements by the Contractor under the Construction Contract. Each monthly payment application shall be accompanied by conditional lien releases with respect to the amounts to be disbursed under the current monthly payment application (to the extent applicable) and unconditional lien releases with respect to amounts previously disbursed under prior monthly payment applications (to the extent applicable). Each monthly disbursement from the Escrowed Funds shall be disbursed by Escrow Agent to the payee or payees designated by Seller within five (5) business days following Seller’s submittal of the monthly payment application and associated lien releases referenced above. Buyer shall not contest the disbursement by Escrow Agent of each monthly disbursement as long as Seller has complied with the disbursement requirements set forth herein. Upon (i) substantial completion of the Parking Improvements by the Contractor and (ii) delivery to Buyer of the certificate of occupancy or final building card sign off pertaining to the Parking Improvements, the entire undisbursed portion of the Escrowed Funds shall be disbursed to Seller as additional sale proceeds under the Purchase Contract. Notwithstanding that the Parking Improvements may not have been substantially completed by the Contractor (and/or Buyer has not received a certificate of occupancy or final building card sign off for the Parking Improvements) by the Completion Deadline, Buyer shall have the right, at its sole discretion, to instruct that the remaining Escrowed Funds be disbursed to Seller upon confirmation to Buyer’s satisfaction that sufficient funds will continue to be held by Seller to ensure final lien-free completion of the Parking Improvements by the Contractor, or Seller provides Buyer with assurances satisfactory to Buyer that such final lien-free completion of the Parking Improvements by the Contractor shall occur. Notwithstanding the foregoing, if (after the expiration of all applicable notice and cure periods set forth in the Purchase Contract) Seller does not cause the substantial completion by the Contractor of the Parking Improvements by the Completion Deadline (as the same may be automatically extended pursuant to the Purchase Contract), Buyer may elect to terminate Seller’s rights to coordinate the construction of the Parking Improvements with the Contractor under the Purchase Contract and may request the disbursement of the remaining balance of the Escrowed Funds to Buyer by providing written notice thereof to Escrow Agent and Seller (a “Termination Notice”). Escrow Agent shall disburse the remaining balance of the Escrowed Funds to Buyer within five (5) business days following Escrow Agent’s receipt of a Termination Notice from Buyer.
4.    Termination. Notwithstanding any contrary provision of this Agreement, this Agreement shall terminate at any time that the entire amount of the Escrowed Funds has been disbursed to Buyer or Seller pursuant to the terms of Section 3 above.

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5.    Costs. All fees charged by Escrow Agent to administer the Escrow Account shall be paid equally by Seller and Buyer.
6.    Escrow Agent Provisions.
6.1    Escrow Agent may resign from its duties hereunder at any time by giving notice of such resignation to Seller and Buyer and specifying a date (not less than ninety (90) days after the giving of such notice) when such resignation shall take effect. Promptly after such notice, another mutually acceptable escrow company as agreed to by Seller and Buyer shall be appointed as the successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. Escrow Agent shall continue to serve (notwithstanding the resignation date specified in its notice) until the successor escrow agent accepts the escrow and receives the remaining Escrowed Funds.
6.2    The duties of Escrow Agent are only such as are herein specifically provided, being purely ministerial in nature, and Escrow Agent shall incur no liability whatsoever for acting as escrow agent hereunder, except for willful misconduct or gross negligence. Escrow Agent shall have no responsibility with respect to the Escrow Account other than to faithfully follow the instructions contained in these Escrow Instructions. Escrow Agent may consult with counsel and shall be fully protected in any action taken in good faith, in accordance with the advice of counsel.
6.3    If any controversy exists between or among any of the parties hereto or with any third person with respect to the Escrow Account or the subject matter of these Escrow Instructions, Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy. Escrow Agent shall have no responsibility for the genuineness or validity of any document or other item deposited with it and shall be fully protected in acting in accordance with any written instructions given to it by the parties hereto and believed by Escrow Agent to have been signed by the proper officers or other representatives of the parties hereto. Escrow Agent shall not be required to institute any legal action or to defend any legal proceedings which may be instituted against it in respect of the subject matter of these Escrow Instructions unless requested to do so in writing by one or more of the parties and indemnified by the requesting party(ies) to the satisfaction of Escrow Agent against the cost and expenses of such action or defense. In the absence of written notice of the existence of any event or contention, Escrow Agent may conclusively presume that no such event or contention exists.
6.4    Seller and Buyer may, by mutual agreement at any time, remove Escrow Agent as escrow agent hereunder, and substitute a different escrow agent, in which event, upon receipt of written notice thereof and payment of any accrued but unpaid fees due hereunder, Escrow Agent shall account for and deliver to such substitute escrow agent the Escrowed Funds and all other amounts held by it hereunder and Escrow Agent shall thereupon be discharged from all liability under or in relation to these Escrow Instructions.

6.5    Seller, on the one hand, and Buyer, on the other hand, jointly and severally shall indemnify and hold harmless Escrow Agent from and against any liability or demand which

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Escrow Agent may incur in the exercise or performance of any of its powers and duties under these Escrow Instructions, unless arising from the gross negligence or willful misconduct of Escrow Agent.
6.6    In the event conflicting demands are made or conflicting notices are served upon Escrow Agent with respect to these Escrow Instructions, the parties expressly agree that Escrow Agent may withhold all further proceedings in, or performance of, this escrow pending joint instructions, or file suit in interpleader and obtain an order from the court requiring the parties to arbitrate or litigate their several claims and rights between themselves. In the event such interpleader suit is brought, Seller, on the one hand, and Buyer, on the other hand, jointly and severally agree to pay all costs, expenses and reasonable attorneys’ fees incurred by Escrow Agent in connection therewith, the amount thereof to be fixed and judgment thereon to be rendered by the court in such suit.
7.    Miscellaneous Provisions.
7.1    Time of the Essence. Time shall be of the essence in every particular of these Escrow Instructions.

7.2    Entire Agreement. These Escrow Instructions and the documents referred to herein represent the entire agreement between the parties with respect to the disbursements of funds as provided herein and supersede all prior negotiations or agreements with respect thereto.

7.3    Headings. The headings used in these Escrow Instructions are inserted solely for convenience of reference.

7.4    Binding Effect. These Escrow Instructions shall be binding upon the parties hereto and their respective successors and assigns.

7.5    Notices. Any and all notices required or permitted under these Escrow Instructions shall be given and received in accordance with the notice provisions of the Purchase Contract.

7.6    Waiver; Modification. No right under these Escrow Instructions may be waived and no modification or amendment of these Escrow Instructions may be made, except by written agreement executed by the party or parties against which enforcement of such waiver, modification or amendment is sought.

7.7    Attorneys’ Fees. In the event of a dispute or litigation between the parties with respect to the interpretation or enforcement of these Escrow Instructions, the prevailing party in such dispute shall be entitled to reimbursement from the non-prevailing party of its reasonable out-of-pocket attorneys’ fees and costs incurred in connection with such dispute or litigation, including costs and expenses incurred in connection with the enforcement, perfection or collection of any judgment.

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7.8    Counterparts. These Escrow Instructions may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, the parties hereto have executed these Escrow Instructions as of the date first above written.

SELLER:
CROSSING BUSINESS CENTER 7 LLC,
a Delaware limited liability company

By:
Name: James C. Buie, Jr.
Its: Authorized Signatory

BUYER:
_________________________, a _______________________________

By:
Name:
Title:

ACCEPTANCE BY ESCROW AGENT

The undersigned, as Title Company under the above-referenced Purchase Contract and as Escrow Agent under the foregoing Escrow Instructions, hereby acknowledges receipt of these Escrow Instructions and agrees to be bound thereby.

ESCROW AGENT:
CHICAGO TITLE AGENCY OF NEVADA

By:
Name:
Title:

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EXHIBIT E
GENERAL CONVEYANCE AND ASSIGNMENT AND ASSUMPTION
_________________________________, a ______________ (“Seller”), for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration to Seller paid by ____________________, a ____________________ (“Purchaser”), the receipt of which is hereby acknowledged, hereby bargains, sells, transfers, conveys and assigns to Purchaser the following described property:
(a)    All of Seller’s right, title and interest in the service agreements and maintenance contracts listed on Exhibit B attached hereto to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Service Contracts”); and
(b)    All of Seller’s right, title and interest in and to all licenses, permits, certificates of occupancy, approvals, dedications, subdivision maps and entitlements issued, approved or granted in connection with the relating solely to the real property described on Exhibit A attached hereto (the “Real Property”) or the improvements located thereon (the “Improvements”) or the Parking Improvements (as defined in the Purchase Agreement), to the extent assignable without the necessity of consent or assignable only with consent and such consent has been obtained (the “Licenses and Permits”).
The Service Contracts and Licenses and Permits are hereinafter collectively referred to as the “Assigned Property.”
Seller has executed this General Conveyance and Assignment and Assumption (this “General Conveyance”) and is transferring and assigning the Assigned Property to Purchaser AS IS, WITH ALL FAULTS, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH IN THE AGREEMENT OF SALE AND PURCHASE BETWEEN SELLER AND PURCHASER DATED _____________, 2013 (the “Purchase Agreement”). Purchaser accepts the foregoing transfer and assignment, and assumes and agrees to be bound by and to perform and observe all of the obligations and covenants of Seller under the Service Contracts and Licenses and Permits to be performed or observed subsequent to the date hereof. Purchaser further agrees to indemnify, defend and hold Seller harmless from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including but not limited to attorneys’ fees and expenses) asserted against or incurred by Seller by reason of or arising out of any failure by Purchaser to perform or observe the obligations, covenants, terms and conditions assumed by Purchaser hereunder.
To facilitate execution of this General Conveyance, this General Conveyance may be executed in multiple counterparts, each of which, when assembled to include an original signature for each party contemplated to sign this General Conveyance, will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.

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EXECUTED as of the ______ day of _______________, 20__.
SELLER:
,
a

By:
Name:
Title:
PURCHASER:
,
a
By:
Name:
Title:

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Exhibit A to Exhibit E
Legal Description

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Exhibit B to Exhibit E
Service Contracts

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EXHIBIT F
FORM OF GRANT DEED
APNs: [_________]

WHEN RECORDED MAIL TO AND
MAIL PROPERTY TAX STATEMENTS TO:

[_____________]
[_____________]
[_____________]
Attn: [_____________]

GRANT, BARGAIN AND SALE DEED
THIS INDENTURE WITNESSETH that [_____________], a [_____________], for valuable consideration, the receipt of which is hereby acknowledged, does hereby Grant, Bargain, Sell and Convey to [_____________], a [_____________], with an address of [______________________________], all that real property situated in the County of Clark, State of Nevada, bounded and described as follows:
See Exhibit A attached hereto and by this reference incorporated herein;
Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining; and
Subject to (i) taxes for the current fiscal year, not due or delinquent, and any and all taxes and assessments levied or assessed after the date hereof, which includes the lien of supplemental taxes, if any, (ii) restrictions, conditions, reservations, rights of way and easements affecting the use and occupancy of this property as the same may now appear of record, (iii) encumbrances of record, and (iv) that certain Declaration of Restrictive Covenant to be recorded simultaneously herewith, which is limited to five years from the date of recording of this instrument.

(Signature and notarial acknowledgement appear on the following page.)

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Witness my hand this _____ day of _______________ 2013.

[_____________],
a [_____________],

By:_________________
Name:_______________
Title:________________

[notary acknowledgment to be inserted]

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EXHIBIT A
LEGAL DESCRIPTION

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EXHIBIT G
NON-FOREIGN ENTITY CERTIFICATION
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by __________________________________, a __________________________ (the “Transferor”), the undersigned hereby certifies the following on behalf of the Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor’s U.S. employer identification number is _______________; and
3.    Transferor’s office address is

________________________
________________________
________________________

Transferor understands that this certification may be disclosed to the Internal Revenue Service and that any false statement made within this certification could be punished by fine, imprisonment, or both.
Under penalties of perjury the undersigned declares that he has examined this certification and that to the best of his knowledge and belief it is true, correct and complete, and the undersigned further declares that he has the authority to sign this document on behalf of the Transferor.
TRANSFEROR:
_______________________________,
a ________________________
By:________________________________
Name:__________________________
Title:__________________________

G-1
20289493.10

EXHIBIT H
FORM OF RESTRICTIVE COVENANT AGREEMENT
APNs: 138-30-113-003, 138-30-111-006, 138-30-113-008, 138-30-113-007, 138-30-113-009, 138-30-113-017, 138-30-113-018, 138-30-510-002, 137-24-816-001, 138-19-812-005, 138-19-812-015, 138-30-318-001, 138-30-217-002, 137-36-811-006, 137-36-412-003, 137-36-412-008 and 137-36-412-012

RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:
c/o Hines Interest Limited Partnership
444 S. Flower Street, Suite 2120
Los Angeles, CA 90071
ATTENTION: Mr. Doug Metzler

SPACE ABOVE THIS LINE FOR RECORDER’S USE
DECLARATION OF RESTRICTIVE COVENANT

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DECLARATION OF RESTRICTIVE COVENANT
THIS DECLARATION OF RESTRICTIVE COVENANT (this "Declaration") is made as of ___________, 2013, by and among CROSSING BUSINESS CENTER 1 AND 2 LLC, a Delaware limited liability company (“Office Seller”), CROSSING BUSINESS CENTER 7 LLC, a Delaware limited liability company (“Parking Seller”, and collectively with Office Seller, “Declarant”), [________________________, a _____________________] ("Buyer"), CROSSING BUSINESS CENTER 3 LLC, a Delaware limited liability company ("Crossing 3"), CROSSING BUSINESS CENTER 4 LLC, a Delaware limited liability company ("Crossing 4"), CROSSING BUSINESS CENTER 5 A LLC, a Delaware limited liability company ("Crossing 5 A"), CROSSING BUSINESS CENTER 5 B LLC, a Delaware limited liability company("Crossing 5 B"), CROSSING BUSINESS CENTER 6 LLC, a Delaware limited liability company ("Crossing 6"), HILLSHIRE BUILDING LLC, a Delaware limited liability company ("Hillshire"), EXPEDIA BUILDING LLC, a Delaware limited liability company ("Expedia"), THE PLAZAS 1 LLC, a Delaware limited liability company ("Plazas 1"), THE PLAZAS 2 LLC, a Delaware limited liability company ("Plazas 2"), THE CANYONS 1A LLC, a Delaware limited liability company ("Canyons 1A"), and THE CANYONS 1B LLC, a Delaware limited liability company ("Canyons 1B", and collectively with Parking Seller, Crossing 3, Crossing 4, Crossing 5 A, Crossing 5 B, Crossing 6, Hillshire, Expedia, Plazas 1, Plazas 2 and Canyons 1A, the "Benefitted Owners", and each a "Benefitted Owner"), and SUMMERLIN PROPERTIES LLC, a Delaware limited liability company (“Summerlin Properties”), with reference to the following facts:
RECITALS
A.    Declarant and Buyer are parties to that certain Agreement of Sale and Purchase dated as of [__________], 2013 (the “Purchase Agreement”), pursuant to which Buyer intends to acquire from Declarant, concurrently with the recording hereof, certain parcel(s) of real property situated in Clark County, Nevada, as more particularly described in Exhibit A-1 (the “Office Parcel”) and Exhibit A-2 (the “Parking Parcel”) as attached hereto and by this reference incorporated herein (the Office Parcel and the Parking Parcel are collectively referred to herein as the “Burdened Parcels”).
B.    Each Benefitted Owner is the owner of one or more parcels of real property situated in Clark County, Nevada, as more particularly described in Exhibit B (collectively, the “Benefitted Parcels”, and each a "Benefitted Parcel").
C.     Summerlin Properties is the sole owner and managing member of Declarant and each Benefitted Owner.
D.     In connection with Buyer’s acquisition of the Burdened Parcels under the Purchase Agreement, Buyer has agreed to acquire the Burdened Parcels subject to the covenants, conditions, rights, restrictions and limitations described herein (collectively, the “Restrictions”). Buyer acknowledges and agrees that (i) it is a material inducement to Declarant in selling the Burdened Parcels to Buyer that Buyer agree to be bound by the Restrictions, (ii) Declarant is relying upon these Restrictions in conveying the Burdened Parcels, and (iii) Declarant would be unwilling to convey, and Summerlin Properties would be unwilling to approve the conveyance of, the Burdened

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Parcels unless Buyer agreed to be bound by the Restrictions, including, but not limited to, the rights and benefits intended to run to Summerlin Properties and the Benefitted Owners.
E.     Declarant is making this Declaration for the benefit of Declarant, Summerlin Properties and the Benefitted Owners, and for their respective successors and assigns.
F.     The parties hereto desire that the Burdened Parcels be subject to the Restrictions.
NOW, THEREFORE, in consideration of the foregoing (including the sale of the Burdened Parcels by Declarant to Buyer), and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree that the foregoing recitals are true and correct and incorporated herein by this reference and as follows:

ARTICLE I
GENERAL AND SPECIFIC USE RESTRICTIONS
1.1    Use Restrictions. The covenants, restrictions and limitations contained in this Article I shall bind the Burdened Parcels for a period of five (5) years commencing on the date of recordation of this Declaration (the "Restriction Period"). The violation of any of the following shall, at the option of Declarant, Summerlin Properties or any Benefitted Owner, constitute a default hereunder and a breach of the Restrictions, which shall entitle Declarant, Summerlin Properties or any Benefitted Owner to exercise any of the rights and remedies set forth in this Declaration.
(a)    Restriction on Leasing or Subleasing of Office Parcel. Buyer acknowledges and agrees that it has represented to Declarant that, during the Restriction Period, Buyer intends to occupy the Office Parcel for its own use or for use by Allegiant Air, LLC (“Allegiant”) or the Affiliates (as defined below) of Allegiant, and Declarant has agreed to sell the Office Parcel to Buyer in consideration of such representation. Accordingly, unless expressly approved by Declarant in writing, which approval may be withheld by Declarant in its sole and absolute discretion, during the Restriction Period, neither Buyer, nor any of Buyer's successors or assigns shall have the right to (i) enter into any lease, sublease, license or any other occupancy agreement for the Office Parcel, or any portion thereof, with any party other than an Affiliate (as defined below) of Allegiant, or (ii) market or advertise for lease, sublease, license or any other use, all or any portion of the Office Parcel, or employ the services of any broker or brokerage firm in connection therewith. For purposes of this Declaration, “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Allegiant, as the case may be. For the purposes of this definition, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have the meanings correlative to the foregoing.
(b)    Restriction on Use of Parking Parcel. Unless expressly approved by Declarant in writing, which approval may be withheld by Declarant in its sole and absolute discretion,

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during the Restriction Period, in no event shall any portion of the Parking Parcel be used for any use or purpose other than as a surface parking lot for automobiles.
(c)    Restriction on Construction of Permanent Improvements. Unless expressly approved by Declarant, in writing, which approval may be withheld by Declarant in its sole and absolute discretion, during the Restriction Period, no habitable permanent improvement or improvements, as determined by Declarant in its sole and absolute discretion, may be constructed or developed upon either of the Burdened Parcels except that improvements necessary for the use of the Parking Parcel as a surface parking lot may be constructed on the Parking Parcel.
ARTICLE II
ENFORCEMENT OF RESTRICTIONS
2.1    General Purpose and Constructive Notice. The Restrictions shall run and pass with each and every portion of the Burdened Parcels and be binding upon Buyer and its successors and assigns during the Restriction Period. Except as specifically set forth herein, the Restrictions shall remain in full force and effect, notwithstanding the exercise by Declarant, Summerlin Properties or any Benefitted Owner, of any right or remedy herein due to a previous or repeated violation of any one or more of the previous Restrictions. Every person or entity who now or hereafter owns or acquires any right, title or interest in or to any portion of the Burdened Parcels is and shall be conclusively deemed to have consented, assumed and agreed to every Restriction, provision, covenant, condition, right and limitation contained herein, whether or not any reference to this Declaration is contained in the instrument by which such person acquired an interest in the Burdened Parcels. Without in any manner limiting or affecting the enforceability of the foregoing or similar provisions set forth in this Declaration, prior to Buyer transferring any ownership interest in all or any portion of the Burdened Parcels, Buyer shall cause its transferee to execute and deliver a joinder to this Declaration in favor of Declarant, Summerlin Properties and each Benefitted Owner whereby such transferee agrees to be bound hereby, in the form of joinder attached hereto as Exhibit C; provided, however, that any transferee who acquires title through foreclosure, trustee’s sale or deed in lieu thereof shall have thirty (30) days from the date it acquired title to the Burdened Parcels, or such portion thereof, to execute and deliver such joinder.
2.2    Default and General Remedies. In the event of any breach, violation or failure to perform or satisfy any of the Restrictions which has not been cured within the applicable cure period set forth below, Declarant, Summerlin Properties or any Benefited Owner, at its sole option and discretion, may enforce any one or more of the following remedies or any other rights or remedies to which Declarant, Summerlin Properties or the Benefitted Owner may be entitled by law or equity, whether or not set forth herein and Declarant, Summerlin Properties, the Benefitted Owners and Buyer expressly agree that Declarant and each Benefitted Owner is entitled to such rights and remedies. Unless a cure period is otherwise specifically designated in this Declaration, such cure period shall commence when written notice is given to Buyer of a violation hereunder and shall end ten (10) business days thereafter in the case of a monetary default, and thirty (30) days thereafter in the case of a nonmonetary default. To the maximum extent allowable by law, all remedies provided herein or by law or equity shall be cumulative and not exclusive, and the exercise of one right or remedy shall not be deemed or construed to be an election of remedies or be deemed or

20289493.10    H-4

construed as a waiver or in such a manner as to preclude such party from exercising any and all other rights and remedies available to such party at law, in equity or under this Declaration, from time to time and in any order selected by such party in the sole and absolute discretion of each.
(a)    Equity. Declarant, Summerlin Properties or a Benefitted Owner shall be entitled to bring an action in equity or otherwise for specific performance to enforce compliance with the Restrictions or an injunction to enjoin the continuance of any such breach or violation thereof, whether or not Declarant, Summerlin Properties or such Benefitted Owner exercises any other remedy set forth herein.
(b)    Declaratory Relief. Declarant or a Benefitted Owner may bring an action for declaratory relief to determine the enforceability of any of the Restrictions.
2.3    Inspection. Not more than three (3) times in any 12-month period, upon twenty-four (24) hours advance notice, and subject to the reasonable security requirements of Buyer, Declarant, Summerlin Properties, a Benefitted Owner or their respective authorized representatives, may from time to time, at any reasonable hour, enter upon and inspect the Burdened Parcels or any portion thereof or improvements thereon to ascertain compliance with the Restrictions, but without obligation to do so or liability therefor.
2.4    Intended Beneficiaries. It is intended that this Declaration and the Restrictions herein be for the benefit of and enforceable by each of Declarant, Summerlin Properties and each Benefitted Owner, and each of their respective successors and assigns.
ARTICLE III
MISCELLANEOUS PROVISIONS
3.1    Waiver. No waiver by Declarant, Summerlin Properties or a Benefitted Owner of a breach of any of the Restrictions by Buyer and no delay or failure to enforce any of the Restrictions shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other provision of the Restrictions. No waiver of any breach or default of Buyer hereunder shall be implied from any omission by Declarant, Summerlin Properties or a Benefitted Owner to take any action on account of such breach or default if such breach or default persists or is repeated, and no express waiver shall affect a breach or default other than as specified in said waiver. The consent or approval by Declarant, Summerlin Properties or any Benefitted Owner to or of any act by Buyer requiring such consent or approval shall not be deemed to waive or render unnecessary Declarant's, Summerlin Properties’ or the Benefitted Owner's consent or approval to or of any subsequent similar acts by Buyer.
3.2    Legal Costs. In the event any action is instituted by a party to enforce this Declaration or any documents executed pursuant hereto, the prevailing party in such action (as determined by the court, arbitrator, agency or other authority before which such suit or proceeding is commenced) shall be entitled to such reasonable attorneys' fees, arbitrator's fees, costs and expenses as may be fixed by the decision maker. The foregoing includes, but is not limited to, reasonable attorneys' fees, and costs of investigation incurred in (a) appellate proceedings; (b) any post-judgment proceedings to collect or enforce the judgment; (c) establishing the right to indemnification; and

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(d) any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.
3.3    Assignment by Declarant. Any and all of the rights, benefits, powers, duties and reservations of Declarant herein contained may be assigned to any person or entity which will assume the duties (if any) of Declarant pertaining to the particular rights, benefits, powers and reservations assigned, and upon any such person or entity evidencing its consent in writing to accept such assignment and assume such duties, he or it shall, to the extent of such assignment, have the same rights and powers and be subject to the same obligations and duties as are given to and assumed by Declarant herein. Any such assignment or assumption shall be recorded in the Office of the County Recorder, Clark County, Nevada.
3.4    Termination or Amendment. This Declaration, including the Restrictions, may be validly terminated, amended, modified or extended, in whole or in part, only by recordation in the Office of the County Recorder, Clark County, Nevada, of a proper instrument duly executed and acknowledged by Declarant, Buyer, Summerlin Properties and each of the Benefitted Owners, or their respective successors and assigns, to that effect. Notwithstanding the foregoing, this Declaration, including the Restrictions, shall automatically terminate upon the expiration of the Restriction Period without any further documentation required by the parties hereto, and thereafter, the parties shall have no further liability hereunder except for those that expressly survive the termination of this Declaration. At any time after the expiration of the Restriction Period, Declarant, Summerlin Properties and each of the Benefitted Owners, or their respective successors and assigns, shall execute and deliver a counterpart original of a termination of this Declaration in the form reasonably requested by Buyer duly executed and acknowledged by such party within ten (10) days after such party’s receipt of a written request therefor from Buyer. This Section 3.4 shall survive the termination of this Declaration.
3.5    Captions. The captions used herein are for convenience only and are not a part of this Declaration and do not in any way limit or amplify the scope or intent of the terms and provisions hereof.
3.6    Invalidity of Provision. If any provision of this Declaration as applied to Declarant, Summerlin Properties, any Benefitted Owner or Buyer or to any circumstance shall be adjudged by a court of competent jurisdiction to be void, invalid, illegal or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Declaration, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of this Declaration as a whole.
3.7    Notices. All notices required or permitted by this Declaration shall be in writing and may be delivered in person or may be sent by (i) registered or certified mail, with postage prepaid, return receipt requested, (ii) express mail of the U.S. Postal Service, Federal Express or any other courier service guaranteeing overnight delivery and having a system for tracking deliveries, charges prepaid or (iii) facsimile (with a copy by mail), and shall be validly given only if sent to each representative of the other party as follows:

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If to Declarant:	c/o Hines Interests Limited Partnership 444 S. Flower Street, Suite 2100 Los Angeles, CA 90071 Attention: Mr. Doug Metzler and Jim Bonham Telephone: (213) 629-5200 Facsimile: (213) 629-1423
with a copy to:	Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, CA 90071 Attention: Misty M. Sanford, Esq. Telephone: (213) 683-9110 Facsimile: (213) 683-5110
If to Buyer:	Allegiant Air, LLC 8360 S. Durango Drive Las Vegas, Nevada 89113 Attn: Keith Hansen Email: keith.hansen@allegiantair.com
with a copy to:	Richard L. Tobler, Esq. Richard L. Tobler, Ltd. 3654 N. Rancho Drive Suite 102 Las Vegas, Nevada 89130 Tel: (702) 256-6000 Fax: (702) 256-2248 e-mail: rltltd@hotmail.com
If to a Benefitted Owner:	c/o Hines Interests Limited Partnership 444 S. Flower Street, Suite 2120 Los Angeles, CA 90071 Attention: Mr. Doug Metzler Telephone: (213) 629-5200 Facsimile: (213) 629-1423
If to Summerlin Properties:	c/o Hines Interests Limited Partnership 444 S. Flower Street, Suite 2120 Los Angeles, CA 90071 Attention: Mr. Doug Metzler Telephone: (213) 629-5200 Facsimile: (213) 629-1423
Any party may, from time to time, by written notice to the other, designate a different address or representative than set forth above. If any notice or other document is sent by registered or certified mail post paid, addressed as set forth above, the same shall be deemed served or delivered on the date of delivery of the same, as evidenced by the return receipt. Notices delivered by overnight service shall be deemed to have been given on the date of delivery of the same. Notices delivered by facsimile shall be deemed given as of the date of confirmation of receipt in legible form. Any notice or other document sent or delivered in any other manner shall be effective only if and when received. Copies of notices of a breach or default by Buyer hereunder shall, at Buyer's request, be delivered to Buyer's lender at the address provided to Declarant by Buyer.

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3.8    Application to Declarant. Notwithstanding anything herein contained to the contrary, if Declarant reacquires, Summerlin Properties or any Benefitted Owner acquires, title to the Burdened Parcels or any portion thereof at any time after the date hereof, the Restrictions shall automatically cease and terminate and be of no further force or effect and such acquired property (but shall remain in effect as to any portion of the Burdened Parcels not so reacquired or acquired), effective as of the date of such reacquisition by Declarant or acquisition by Summerlin Properties or any Benefitted Owner. Upon request by any such acquiring party, Buyer and its successors and assigns shall promptly execute a termination of this Declaration as to such acquired or reacquired property, which termination Declarant shall be authorized to record in the Office of the Recorder, Clark County, Nevada.
3.9    Time of Essence. Time is of the essence of each provision of this Declaration in which time is an element.
3.10    Other Restrictions. This Declaration is not the exclusive source of restrictions on the use of the Burdened Parcels, and nothing herein contained shall prejudice or diminish in any way Declarant's, Summerlin Properties’ or any Benefitted Owner's rights under any other documents of record from time to time affecting all or any portion of the Burdened Parcels
3.11    Covenants Run with the Land. The Burdened Parcels shall be held, developed, conveyed, hypothecated, encumbered, leased, rented, used and occupied, in each case, to the extent permitted herein, subject to the covenants, conditions, restrictions and other limitations set forth in this Declaration. The Restrictions are for the benefit of Declarant, Summerlin Properties, each Benefitted Owner and the Benefitted Parcels and are intended and shall be construed as covenants and conditions running with and binding on the Burdened Parcels and equitable servitudes upon the Burdened Parcels and every part thereof. Furthermore, all and each of the Restrictions shall be binding upon and burden all persons or entities having or acquiring any right, title or interest in the Burdened Parcels, or any part thereof, and their successors and assigns, and shall inure to the benefit of the Benefitted Parcels and the owners of the Benefitted Parcels, their successors and assigns, and shall be enforceable by Declarant, Summerlin Properties and each Benefitted Owner, and their respective successors and assigns, all upon the terms, provisions and conditions set forth herein.
3.12    Counterparts. This Declaration may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.
3.13    Exculpation. No present or future trustee, director, officer, employee, beneficiary, shareholder, member, manager, partner, participant, representative or agent of Declarant, Buyer, Summerlin Properties or any Benefitted Owner shall have any personal liability, directly or indirectly, under or in connection with this Declaration, and each party and its successors and assigns agrees to look solely to the other party's assets for the payment of any claim or for any performance, and each party, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability.
3.14    Recording. Upon execution of this Declaration, Declarant and Buyer shall cause it to be recorded in the Office of the County Recorder, Clark County, Nevada.

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3.15    Governing Law. Any controversy, claim or dispute arising out of or related to this Declaration, the facts and circumstances leading to its execution or the interpretation, performance or breach hereof, including alleged violations of state or federal statutory or common law rights or duties, shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of laws principles thereof.

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IN WITNESS WHEREOF, the undersigned have each executed this Declaration as of the date first above written.

DECLARANT: CROSSING BUSINESS CENTER 1 AND 2 LLC, a Delaware limited liability company By: Name: Title: CROSSING BUSINESS CENTER 7 LLC, a Delaware limited liability company By: Name: Title:

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BUYER:

______________________,
a _________________________________

By:
Name:
Title:
SUMMERLIN PROPERTIES:
SUMMERLIN PROPERTIES LLC,
a Delaware limited liability company

By:
Name:
Title:
BENEFITTED OWNERS:
CROSSING BUSINESS CENTER 3 LLC,
a Delaware limited liability company

By:
Name:
Title:
CROSSING BUSINESS CENTER 4 LLC,
a Delaware limited liability company

By:
Name:
Title:
CROSSING BUSINESS CENTER 5 A LLC,
a Delaware limited liability company

By:
Name:
Title:
CROSSING BUSINESS CENTER 5 B LLC,
a Delaware limited liability company

By:
Name:
Title:
CROSSING BUSINESS CENTER 6 LLC,
a Delaware limited liability company

By:
Name:
Title:
HILLSHIRE BUILDING LLC,
a Delaware limited liability company

By:
Name:
Title:
EXPEDIA BUILDING LLC,
a Delaware limited liability company

By:
Name:
Title:
THE PLAZAS 1 LLC,
a Delaware limited liability company

By:
Name:
Title:
THE PLAZAS 2 LLC,
a Delaware limited liability company

By:
Name:
Title:
THE CANYONS 1A LLC,
a Delaware limited liability company

By:
Name:
Title:
THE CANYONS 1B LLC,
a Delaware limited liability company

By:
Name:
Title:

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[NOTARY ACKNOWLEDGMENTS TO BE ATTACHED]

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EXHIBIT A-1 TO EXHIBIT H
LEGAL DESCRIPTION OF OFFICE PARCEL
[TO BE PROVIDED]

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EXHIBIT A-2 TO EXHIBIT H
LEGAL DESCRIPTION OF PARKING PARCEL
[TO BE PROVIDED]

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EXHIBIT B TO EXHIBIT H
LEGAL DESCRIPTION OF BENEFITTED PARCELS
[TO BE PROVIDED]

H-15
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EXHIBIT C TO EXHIBIT H

FORM OF JOINDER AND CONSENT
TO THE DECLARATION OF RESTRICTIVE COVENANT

The undersigned has duly executed this Joinder and Consent to the Declaration of Restrictive Covenant on this ___ day of _____________, ____ to evidence its joinder and consent to, and agreement to be bound by, the terms, covenants, conditions, and restrictions, of the Declaration of Restrictive Covenants recorded at Instrument Number _______________, in the Office of the County Recorder of Clark County, State of Nevada.

____________________________________,
a ___________________________________

By:    _____________________________
Name:    _____________________________
Its:    _____________________________

STATE OF NEVADA

COUNTY OF CLARK

This instrument was acknowledged before me on _____________________, ____, by ________________________, as the _____________________________ of _____________________________________.

____________________________________
(Seal, if applicable)                    (Signature of Notarial Officer)

H-16
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